Exhibit 15(a)(i)

Eni Report on remuneration policy and remuneration paid 2021

The mission represents more explicitly the Eni’s path to face the global challenges, contributing to achieve the SDGs determined by the UN in order to clearly address the actions to be implemented by all the involved players. Mission We are an energy company. We concretely support a just energy transition, with the objective of preserving our planet and promoting an efficient and sustainable access to energy for all. Our work is based on passion and innovation, on our unique strengths and skills, on the equal dignity of each person, recognizing diversity as a key value for human development, on the responsibility, integrity and transparency of our actions. We believe in the value of long-term partnerships with the Countries and communities where we operate, bringing long-lasting prosperity for all. 13 15 9 17 7 12 5 10 Global goals for a sustainable development The 2030 Agenda for Sustainable Development, presented in September 2015, identifies the 17 Sustainable Development Goals (SDGs) which represent the common targets of sustainable development on the current complex social problems. These goals are an important reference for the international community and Eni in managing activities in those Countries in which it operates.

Eni Report on remuneration policy and remuneration paid 2021 The Report is published in the “Corporate Governance” and “Publications” sections of the Company website (www.eni.com) Approved by the Board of Directors of April 1st, 2021

1 LETTER FROM THE CHAIRWOMAN OF THE REMUNERATION COMMITTEE 4 2 FOREWORD 6 3 EXECUTIVE SUMMARY 8 4 SECTION I – REMUNERATION POLICY FOR THE 2020-2023 TERM This section is not subject to the vote of the 2021 Shareholders’ Meeting 22 Corporate governance 22 Bodies and parties involved 22 Engagement on Remuneration Policy 23 Eni Remuneration Committee 24 2020-2023 Remuneration Policy approval process 28 Purpose and general principles of the Remuneration Policy 28 Purpose 28 General principles 29 Remuneration Policy Guidelines 2020-2023 32 Criteria for the definition of the Policy 32 Connection with corporate strategy 32 Market references and Peer Group 33 Employees’ remuneration and working conditions 33 Officers covered by the Policy 34 Chairwoman of the Board of Directors 34 Non-executive Directors 34 Board of Statutory Auditors 34 Chief Executive Officer and General Manager 35 Managers with strategic responsibilities 43 Contents

5 SECTION II – COMPENSATION AND OTHER INFORMATION This section is subject to a non-binding vote of the 2021 Shareholders’ Meeting 46 Introduction 46 Implementation of 2020 remuneration policies 47 Verification of 2020 performance for the purpose of the accrual of incentives payable and/or assignable in 2021 48 Remuneration paid and/or granted in 2020 51 Remuneration accrued in 2020 57 Table 1 - Remuneration paid to Directors, Statutory Auditors, to the Chief Executive Officer and General Manager, to Chief Operating Officers and to other Managers with strategic responsibilities 57 Table 2 - Monetary incentive plans for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities 60 Table 3 - Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities 62 Shareholdings held 64 Table 4 - Shareholdings held by Directors, Statutory Auditors, by the Chief Executive Officer and General Manager, by Chief Operating Officers and by other Managers with strategic responsibilities 64 Annex under Article 84-bis of Consob Issuer Regulation - 2020 Implementation of the 2020-2022 Long-Term Incentive Plan 65 Table No. 1 of Schedule 7 of Annex 3A of Regulation No. 11971/1999 66 6 ANNEX: CHARTS AND TABLES 67

Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex 4 Letter from the Chairwoman of the Remuneration Committee Dear Shareholders, 2020 was an unprecedented year, strongly conditioned by the COVID-19 pandemic, with serious impacts on public health and consequent negative repercussions for the productive, economic and social fabric of Italy, Europe and the world. From the very outset of the crisis, Eni deployed every means, resource and skill to respond to the emergency, with great teamwork involving every area of the Company, in order to serve the Country and protect its people and operations. In this profound crisis, Eni rose to the challenge and strengthened further its resilience. The impact of the pandemic and our action Eni immediately supported those at the forefront of the response to the COVID-19 health emer- gency in the Country, adopting measures in the medical and social fields, and launching key initiatives to support local health organisations, with a financial commitment of some €35 mil- lion. To tackle the pandemic, Eni also made its HPC5 supercomputer, the world’s most powerful industrial super computer, available to scientific researchers, contributing to national and Eu- ropean research projects and consortia and to molecular simulations to screen the potentially most effective active ingredients in blocking the virus. The Company gave top priority to actions to mitigate the threats to the safety and health of per- sonnel, through extensive use of flexible working and the launch of dedicated communication and training campaigns. The energy sector has been severely affected by the pandemic. Global oil demand registered the largest contraction ever in 2020 (down by approximately 9% on 2019) driven by the safety meas- ures implemented worldwide to limit mobility and activities, leading to a collapse in the prices and margins of commodities. Notwithstanding this challenging environment, Eni guaranteed business continuity, promptly adopting all measures to to confront the crisis, to preserve the Company’s liquidity and strengthen its balance sheet and, at the same time, to accelerate the energy transition. In particular, in implementing the 2020 remuneration policy for executives, Eni took account of the situation caused by the COVID-19 health emergency through measures to reduce overall executive labour costs by approximately €28.5 million compared with the budget. It also enacted, measures aimed at management savings as well as the further deferral of 50% of the 2017 deferred incentive accrued in 2017-2019, with an overall cash flow benefit in 2020 of approximately €74 million. Furthermore, given the extraordinary nature of the crisis and the related uncertainty and in- stability, the Committee, in line with the actions implemented to preserve the liquidity and capital strength of the Group, proposed to the Board a revision of the targets of the Short-Term Incentive Plan with deferral for 2020, whose performance results are detailed in the second section of this Report. In particular, the target review was carried out as a result of the sig- nificant reduction in planned investment activities (-30%) and of the updating of the scenario elements (Brent price -25%, gas price Italy -15%) and mainly concerned the economic-financial indicators and the operational ones. Finally, due to the persistence of the crisis, on a proposal from the Committee, 25% of the an- nual share of the Short-Term Incentive Plan with deferral 2021 and 50% of the deferred share accrued of the Short-Term Incentive Plan with deferral 2018, have been postponed to 2022. Eni 2020-2023 policy guidelines and connection with corporate strategy The Remuneration Committee, which took office after the appointment of the corporate bodies in 2020, appreciated the high level of approval expressed by the 2020 Shareholders’ Meeting on the Remuneration Policy proposed for the entire Board term (with the policy being approved with over 95% of the votes and in particular with 90% of the minority shareholders voting in favour). Nathalie Tocci Chairwoman of the Remuneration Committee

Eni Report on remuneration policy and remuneration paid 2021 5 This confirms to us the validity of the policy direction taken, especially in light of the current crisis. Infact, the current condi- tions of deep crisis and uncertainty underscore the real value of stability enshrined in Eni’s Remuneration Policy for 2020- 2023, which enable us to to test the choices made for the remuneration of Directors and Managers with strategic respon- sibilities over a medium-term horizon, and providing further evidence of the Company’s resilience in an adverse scenario. In the year-by-year implementation of the Policy, the Committee is committed to monitoring the evolution of the Company’s Strategic Plan in order to translate its priorities into the corporate management incentive system. Against this background, the Committee has taken note of the strong acceleration of Eni’s energy transition process, implemented through the re- organization of the Company announced back in July 2020 and the commitment to achieving zero net emissions (Scope 1+2+3) by 2050, as announced to the market in February at the Strategy Presentation event. The stability of the Remuneration Policy creates the necessary framework to accommodate this acceleration. The Commit- tee consequently proposed that, in the implementation of the Short-Term Incentive Plan 2021, the Board should replace the indicator connected with the increase in exploration resources with a new one concerning the increase in installed renewables capacity, with reference to the objective of operating results. This replacement aligns the objectives of the 2021 Short-Term Incentive Plan with deferral with the energy transition targets already planned in long-term equity plan and with the new or- ganizational structure centered on the two Departments of Natural Resources and Energy Evolution. This replacement is in line with the new Company’ strategy in the medium-long term, which will no longer depend so heavily on the development of exploratory resources. In addition, in order to enable the market to monitor the achievement of Eni’s decarbonisation targets on an annual basis, the indicator relating to the reduction of the intensity of GHG emissions has been extended to indirect emissions (so-called scope 2) and to non-operated assets. These two improvements provide for an overall increase of the weight of sustainability and the energy transition in the Short-Term Incentive Plan from 25% to 37.5%. These proposals, approved by the Board of Directors at its meeting of March 18, and detailed in this Report, while not rep- resenting a change in Policy, make it more effective in supporting the Company’s ambitious transformation and its goal of completely decarbonising all business products and processes by 2050. Conclusions Dear Shareholders, also speaking on behalf of the Committee I have the honour to chair, I am particularly pleased to submit this Report for your endorsement. Since the Policy outlined in the first section of the document is valid for three years, only the second section will be subject to a non-binding vote. In preparing the Report, the Committee took note of the adjustments required by the new Consob regulations following the trasposition of the European Union’s Shareholder Rights Directive II. These adjustments did not entail any particular innova- tions in the structure of the document. In addition to the two sections required by law, the report includes an introductory section in which we provide some relevant contextual information on the connection between our remuneration system and corporate strategy, the main results for the year, and a number of indicators related to environmental and safety performance. Furthermore, as from this year, we are including information on equal pay indicators (pay ratio and minimum wages for all the employees, in Italy and abroad), in line with the Sustainable Development Goals (SDGs) of the United Nations 2030 Agenda. Trusting in your support, we confirm our firm commitment to maintaining and strengthening dialogue on issues relating to the Remuneration Policy and its implementation, with the aim of building an effective and transparent communication channel, that will continue contributing to the creation of sustainable value for shareholders and other stakeholders alike. Nathalie Tocci Chairwoman of the Remuneration Committee March 3rd, 2021

Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex 6 Foreword This Report, as approved on April 1st, 2021 by the Board of Directors, acting on the recommen- dation of the Remuneration Committee, in accordance with applicable legal and regulatory re- quirements1: reports, in the first section, the Policy adopted by Eni SpA (hereafter “Eni” or the “Company”) for the remuneration of Directors and Managers with strategic responsibilities2, for the whole 2020-2023 term, following its approval by the Shareholders’ Meeting held on May 13, 2020, with over 95% of favourable votes. The Policy has effect over a period of three financial years, from the date of the meeting on May 13, 2020 to the date of the Shareholders’ Meeting to be called to approve the financial statements at December 31, 2022. The first section also describes the general aims pursued, the bodies involved, and the procedures used to adopt and implement the Policy. Therefore this Report reports the content of the first section of the 2020 Report, with some limited adjustments required to comply with provisions of the Consob Issuers’ Regulation, recently updated to adapt its content to Directive (EU) 2017/828 (hereinafter “SRD II Directive”)3. Since the Remuneration Policy for the 2020-2023 term has already been approved by the Share- holders’ Meeting of May 13, 2020 and no changes are expected, the Report is not subject to the vote of the 2021 Shareholders’ Meeting. The general principles and guidelines outlined in the first section of this Report also apply to the remuneration policies of companies directly or indirectly controlled by Eni4; illustrates, in the second section, the implementation of the 2020 Policy with information on the assessment of the results, as well as, the remuneration paid and shareholdings held in 2020 by Eni Directors, Statutory Auditors, Chief Executive Officer and General Manager, Chief Operating Officers5, as well as, in aggregate form, other Managers with strategic responsi- bilities. Finally, this Section explains how the terms of the 2020-2022 Long-Term Monetary Incentive Plan were applied in 2020, in accordance with applicable regulation6. The Policy described in the first section has been prepared in line with the recommendations on remuneration of the Italian Corporate Governance Committee and the Corporate Governance Code for listed companies (the “Corporate Governance Code”), in the version last approved in July 2018, in force at the time of its definition and approval (ses below for details on the main Principles and implementation criteria). The Policy also takes account, where specified, of Prin- ciples and Recommendations contained in the revision of the Code as approved in January 2020, formally adopted by Eni on December 23, 20207. (1) Art.123-ter of Italian Legislative Decree 58/98 (Consolidated Law on Financial Intermediation), as amended by Art.3 of Legislative Decree 49 of May 10, 2019, and Art. 84-quater of the Consob Issuers Regulation (Resolution no. 11971/99 and subsequent amendments and additions). (2) Those persons who have the power and responsibility, directly or indirectly, for planning, directing and controlling Eni fall under the definition of “managers with strategic responsibilities”, in accordance with Art. 65, paragraph 1-quater of the Issuers Regulation. Eni Managers with strategic responsibilities, other than Directors and Statutory Auditors, are those who sit on the Management Committee and, in any case, those who report directly to the Chief Executive Officer and to Eni Chairwoman. For more information on the organisational structure of Eni, see the Company’s website (www.eni.com). (3) This refers to the changes introduced with Resolution no. 21623 of December 10, 2020, adapting the provisions of the Regulation to SRD II and its Italian transposition, in particular Legislative Decree no. 49/2019. (4) The remuneration policies of the subsidiaries are determined in respect of the principle of their management autonomy, in particular for listed companies and/or those subject to regulation, as well as in accordance with the provisions of local legislation. (5) For further information on the new corporate organization, please see the press release on June 4, 2020. (6) Art. 114-bis of the Consolidated Law on Financial Intermediation and Art. 84-bis of the Consob Issuers Regulation. (7) For further information on the terms of adoption of Eni’s Corporate Governance Code, please refer to Eni Corporate Governance and Shareholdings Structure Report as well as the section “Corporate Governance” on the Company website. Section I is not subject to the vote of the 2021 Shareholders’ Meeting Section II is subject to the consultive vote of the 2021 Shareholders’ Meeting

Eni Report on remuneration policy and remuneration paid 2021 7 The two sections of the Report are preceded by a summary (“Executive Summary”) in order to provide the market and investors with an easily accessible overview of the key elements of the Policy approved for the new term, information on Eni’s strategies, on 2020 Company’s results, information on sustainability issues and on pay for performance as well as on the results of the vote on the Remuneration Report at recent Shareholders’ Meetings. The first section of the Report within the framework of the objectives defined, for the entire term, for both Plans, contain information on the implementation of the Policy for the current year, in line with the current strategic evolution, as regards the performance indicators of the 2021 Short-Term Incentive Plan with deferral and the three-year performance levels of the absolute parameters of the second award of the 2020-2022 Long-Term Variable Incentive Plan in line with the 2021-2024 strategic plan. The text of this Report will be published no later than twenty-one days before the date of the Shareholders’ Meeting at which shareholders will be invited to approve the 2020 financial statements as well as to vote on a non-binding resolution only on the second section of the Report, in accordance with applicable regulation8. The text of the Report is available at the Company’s registered headquarters, on the Company website in the sections “Governance” and “Publications”, and via the website of the provider of disclosure and storage services for regulated information “1Info” (available at www.1info.it). As required by the law9, PricewaterhouseCoopers SpA, which is in charge of the statutory audit, verified the preparation of the second section of the Report. The documents relating to existing remuneration plans based on financial instruments are avail- able in the “Corporate Governance” section of the Company website. (8) Art. 123-ter of the Consolidated Law on Financial Intermediation, as modified by Art. 3 of Italian Legislative Decree 49/19 (paragraphs 3-bis, 3-ter and 6, in particular). (9) Art. 123-ter of the Consolidated Law on Financial Intermediation (paragraph 8-bis), as modified by Art. 3 of Italian Legislative Decree 49/19.

Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex 8 Executive Summary The Eni Remuneration Policy is approved by the Board of Directors, following a proposal by the Remuneration Committee, which is entirely made up of Non-executive, independent Directors. It is defined in accordance with the corporate governance model adopted by the Company as well as with the recommendations of the Italian Corporate Governance Code. Following the approval by the Shareholders’ Meeting of May 13, 2020, the Remuneration Policy presented in the first section of this Report provides the Remuneration Policy Guidelines for Di- rectors, Statutory Auditors and other Managers with strategic responsibilities for the 2020-2023 financial years, i.e. coinciding with the term of Eni’s corporate bodies. On March 18, 2020, the Board of Directors approved the aforementioned Policy Guidelines, act- ing on a proposal of the Remuneration Committee, following a preliminary analysis of the rele- vant regulatory framework, as regards in particular new requirements resulting from the trans- position of the SRD II Directive, market practices in Italy and abroad as well as remuneration benchmark analysis carried out with the support of international advisors. The 2020-2023 Policy Guidelines were also defined taking into due account the views expressed by the shareholders on the 2019 Policy (which received a favourable vote from 96.78% of the participants), thus retaining the same structure and potential maximum remuneration levels for the Chairwoman and CEO, as well as for non-executive Directors in relation to their participation in Board Committees. Finally, the 2020-2023 Policy Guidelines also contain, in accordance with the provisions of the law transposing the SRD II, specific recommendations on the remuneration of the Chairwoman and other members of the Board of Statutory Auditors for the entire duration of their term, which were determined at the Shareholders’ Meeting on the occasion of their appointment. CONTENTS SUMMARY INDICATORS FOR 2020 OTHER INDICATORS STRATEGY, SUSTAINABLE DEVELOPMENT AND REMUNERATION 2020-2023 REMUNERATION POLICY REMUNERATION OF THE CEO/GM VS PEER GROUP RESULTS OF SHAREHOLDERS’ VOTE IN 2020

Eni Report on remuneration policy and remuneration paid 2021 9 2020 Summary indicators10 10 The trading environement in 2020 saw the largest drop in oil demand in history (down by an es- timated 9% y-o-y) driven by the lockdown measures implemented globally to contain the spread of the COVID-19 pandemic. To cope with the fallouts of the crisis, management took decisive actions to preserve the Company’s liquidity and to strengthen the balance sheet, while aiming to increase the profitability of operations and the financial resiliency. The Company is set to resume growing once the macro backdrop normalizes. In particular: In 2020, net organic capital expenditures were lowered to €5 billion (down by €2.6 billion or 35% vs. the original budget at constant exchange rates) due to the optimizations implement- ed, mainly in the upstream segment; Opex were reduced by €1.9 billion in all business lines, of which about 30% is structural; The Company revised its strategy and plans for the short-to-medium term leveraging on a reduction of €8 billion in the outlays for expenses and capital expenditures in the two-year period 2020-2021, more exposed to the downturn. Additional financial resources of approx- imately €0.8 billion are expected to be allocated in the post-crisis years to the expansion of the green businesses, including the installed capacity of renewable power, bio-refineries and growth in the retail market; The Company preserved its financial solidity, also with the issue of two hybrid bonds in Oc- tober for a total amount of €3 billion and the withdrawal of the 2020 proposed buyback of treasury shares for a value of € 400 million; The dividend distribution policy was revised with the introduction of a variable component to reflect the scenario volatility. The new policy provides for a floor dividend of €0.36 per share, based on an annual Brent average of at least $43/barrel, and a variable component based on an increasing percentage of free cash flow as the Brent prices increases up to $60/barrel; Definition of Eni’s strategy to become a leader in the supply of decarbonized products by 2050 combining value creation, sustainability and financial resilience, and to achieve a bet- ter-balanced portfolio, reducing the exposure to the volatility of hydrocarbons prices. For these purposes Eni created a new organizational setup by establishing two business groups: the Natural Resources business which has the task of valorizing the Oil & Gas portfolio in a (10) Information from the management report of the 2020 consolidated financial statements. For more details, please see the 2020 Financial Statements, published at the same time as this Report. “In a year like no other in the history of the energy industry, Eni has proven the robustness and flexibility of its business model by reacting swiftly and effectively to the extraordinary crisis context, while progressing the Company’s irreversible path for the energy transition. In the space of a few months after the outbreak of the pandemic we reduced capital spending and limited the impact of the sharp drop in crude oil prices on the cash flow, strengthening our liquidity and preserving the robustness of our balance sheet. The upstream business is strengthening its recovery, while our businesses in the production and sale of decarbonised products achieved excellent results in the year, driven by a 17% Ebit increase from Eni gas e luce, a 130% increase in bio-refining processing and 1 GW of new solar and wind generation capacity already installed or sanctioned. We laid foundations for strong growth in renewables by entering two strategic markets, the US and the Dogger Bank wind project in the UK’s North Sea offshore wind market, which will be the largest in the world in the sector. Through leveraging the actions we put in place, our 2020 adjusted cash flow of €6.7 billion was able to finance our capex, with a surplus of €1.7 billion. Net borrowings (before IFRS 16) are at the same level as at the end of 2019, and leverage is at around 30%.” (Claudio Descalzi)

Letter from the Chairwoman | Foreword | **Executive Summary** | Section I | Section II | Annex

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sustainable way and of managing the projects of forestry conservation (REDD+) and $CO_2$ capture; and the Energy Evolution business which has the task of growing the businesses of power generation, products manufacturing and retail marketing, progressing the portfolio evolution by expanding the generation of green power and developing sustainable products from decarbonized processes (blue) and from bio masses (bio).

This allowed the Group to react swiftly to the extraordinary crisis context, while progressing in the path of the energy transition and achieving important results:

- **Hydrocarbon production**: 1.73 mmboe/d, in line with the Company's guidance updated following the pandemic.
- **Added 400 million boe of new equity exploration resources** at a competitive unit cost of 1.6 $/boe.
- **Proved hydrocarbon reserves at year end**: 6.9 billion boe, all sources replacement ratio: 43% (96% on a three-year average).
- **Adjusted Group EBIT**: €1.9 billion, decreased by approximately €6.7 billion, €6.8 billion of which due to the decline in prices and margins of hydrocarbons and €1 billion to the effects of COVID-19, partially offset by a better performance for €1.1 billion.
- **Adjusted EBIT in the mid-downstream businesses**: totaling €0.63 billion; GGP reported €0.33 billion came in higher than the guidance. R&M (including the pro-forma ADNOC Refining result), the Chemicals business, EGL and Power reported results of €0.3 billion in line with guidance, supported by the growth of biofuels and a better performance in the retail Gas & Power business.
- **FY cash flow adjusted before working capital** at €6.7 billion was enough to fund the net capex, with a surplus of €1.7 billion.
- **Net borrowings** (before IFRS 16) are at the same level as at the end of 2019, at €11.6 billion and leverage is at around 30%.
- **Confirmed 2020 dividend proposal** equal to the floor dividend of €0.36 per share (of which, €0.12 paid as interim dividend in September 2020.

## Other indicators

TSR

**TSR**: In 2015-2020, as shown in chart 1, Eni delivered a total shareholder return of -15.3%, compared with -29% for the peer group[11], while the FTSE Mib index produced a TSR of 42.8% compared with an average 59.1% for the peer companies' respective benchmark stock market indices[12].

**CHART 1 - TOTAL SHAREHOLDER RETURN**
(Eni vs. Peer Group and benchmark Stock Market Indices)


60
50
40
30
20
10
0
-10
-20
-30
-40
2015
2016
2017
2018
2019
2020
59.1
42.8
-15.3
-29.0
TSR - Average stock market indices (%)
TSR Ftse Mib (%)
TSR Eni (%)
TSR - Average Peer group (%)

(11) The Peer Group consists of: Exxon Mobil, Chevron, BP, Shell, Total, ConocoPhillips, Equinor, Apache, Marathon Oil, Occidental Petroleum.
(12) Benchmark indices: Standard&Poors 500, Cac 40, FTSE 100, AEX, OBX.

Eni Report on remuneration policy and remuneration paid 2021 11 SIR: In 2020, as shown in chart 2, the Severity Incident Rate (SIR) improved over the previous year, where the Total Recordable Injury Rate (TRIR) was essentially unchanged at an especially low level that outperforms both the average for Oil & Gas peers (1.08 in 2019) and the second “best in class” after Eni (i.e. Chevron, which posted a TRIR of 0.75 in 2019). GHG emission intensity in the upstream sector: 2020 performance, as shown in chart 3, posted a slight improvement compared with the previous year due to the decrease in production con- nected with the health emergency, which mainly affected areas associated with a low emission impact. The increase was partially contained due the optimisation of the management of some assets, with measures to reduce emissions from flaring/venting and methane fugitives. Severity Incident Rate GHG emission intensity CHART 2 – TOTAL RECORDABLE INJURY RATE (TRIR)(a) AND SEVERITY INCIDENT RATE (SIR)() TRIR SIR 0.0 0.1 0.2 0.3 0.4 0. 0.6 0. 0 10 20 30 40 0 60 0 Total Recordable Injury Rate (TRIR) Severity Incident Rate (SIR) 201 0.45 62 201 0.35 40 201 0.33 19 2018 0.35 49 2020 0.36 19 201 0.34 38 CHART 3 – GHG EMISSIONS/GROSS HYDROCARBON PRODUCTION 100% ON OPERATED BASIS (UPS) (tCO2eq./kboe) 201 25.3 201 23.6 2018 21.4 2020 20.0 201 19.6 201 22.8 (a) Total recordable injuries /hours worked x 1,000,000. (b) Total recordable injuries weighted for severity/hours worked x 1,000,000.

Letter from the Chairwoman | Foreword | **Executive Summary** | Section I | Section II | Annex

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## CEO/GM pay ratio

**CEO/GM pay ratio**: below are the pay ratios between the remuneration of the Chief Executive Officer and General Manager and the median remuneration of employees in Italy and globally, calculated with reference to both fixed remuneration and total remuneration[13]; these pay ratios are on average lower than those published by other Peer Group companies (Apache, BP, Chevron, ConocoPhilips, ExxonMobil, Marathon Oil, Occidental, Shell) with an average value in 2019 of approximately 135.

**TABLE 1 – CEO/GM PAY RATIO VS. MEDIAN EMPLOYEE REMUNERATION**

| Employees in Italy | 2018 | 2019 | 2020 |
|---|---|---|---|
| Ratio between fixed remuneration of the CEO/GM and median fixed remuneration of employees | 37 | 37 | 37 |
| Ratio between total remuneration of CEO/GM and median total remuneration of employees | 115 | 108 | 97 |
| **All employees** | | | |
| Ratio between fixed remuneration of the CEO/GM and median fixed remuneration of employees | 38 | 37 | 36 |
| Ratio between total remuneration of CEO/GM and median total remuneration of employees | 118 | 110 | 97 |

## Gender pay ratio

**Gender pay ratio**: below are the gender pay ratio data for fixed and total remuneration, which show a substantial alignment between the salaries of the female and male populations for the Italian and global population, with differences between the years statistically not significant. In calculating the pay ratio, Eni uses a method that neutralizes the effects deriving from differences in the level of role and seniority according to the United Nations principle of "equal pay for equal work". However, the alignment is confirmed also when determining the pay ratio without neutralization (99% for fixed remuneration and 98% for total remuneration in 2020).

**TABLE 2 – GENDER PAY RATIO**

| | Fixed remuneration | | | Total remuneration | | |
|---|---|---|---|---|---|---|
| **Employees in Italy** | **2018** | **2019** | **2020** | **2018** | **2019** | **2020** |
| Total pay ratio (women vs. men) | 99 | 99 | 98 | 100 | 99 | 99 |
| Senior Manager (women vs. men) | 96 | 96 | 97 | 96 | 96 | 97 |
| Middle Manager and Senior Staff (women vs. men) | 97 | 97 | 97 | 98 | 97 | 97 |
| Office staff | 102 | 101 | 101 | 102 | 102 | 101 |
| Manual workers | 98 | 95 | 95 | 98 | 95 | 95 |
| **All employees[(a)]** | | | | | | |
| Total pay ratio (women vs. men) | 98 | 98 | 98 | 98 | 98 | 99 |
| Senior Manager (women vs. men) | 97 | 98 | 97 | 97 | 97 | 98 |
| Middle Manager and Senior Staff (women vs. men) | 99 | 97 | 97 | 99 | 97 | 97 |
| Office staff | 98 | 100 | 100 | 98 | 100 | 100 |
| Manual workers | 98 | 96 | 96 | 98 | 96 | 96 |

(a) The survey covers over 90% of Eni employees in 2020.

(13) Total remuneration includes monetary remuneration and benefits.

Eni Report on remuneration policy and remuneration paid 2021 13 Minimum wages Minimum wages: Eni has policy remuneration standards well above the legal/contractual min- imums, as well as the 1st decile of the local remuneration market, for all Countries in which it operates14. We annually check our positioning in terms of remuneration, adopting any necessary corrective actions. Table 3 shows a comparison between the 1st decile of Eni, the 1st decile of the market and the legal minimum for the main Countries where Eni is present. (14) The 1st decile represents the level below which ranks 10% of remuneration. TABLE 3 – MINIMUM SALARIES Country Ratio of Eni 1st decile to market 1st decile(a) Ratio of Eni’s 1st decile to statutory minimum wages(b) women men total Italy Algeria Angola Austria Belgium China Egypt France Germany Ghana Indonesia Nigeria Pakistan Key: Tunisia Eni minimum > 250% of minimum benchmark Hungary Eni minimum between 201% and 250% of minimum benchmark United Kingdom Eni minimum between 151% and 200% of minimum benchmark United States Eni minimum between 110% and 150% of minimum benchmark (a) Ratio refers to fixed and variable remuneration of manual workers (office staff for Countries where Eni has no manual workers) (market data from Korn Ferry). (b) Minimum salaries as defined by law or national bargaining agreements.

Letter from the Chairwoman | Foreword | **Executive Summary** | Section I | Section II | Annex

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## Strategy, sustainable development and remuneration

**Link between business model for sustainable development and long-term remuneration**

Eni's business model is focused on creating value for its stakeholders through a strong presence along the whole energy value chain. Eni aims at contributing, directly or indirectly, to achieve the Sustainable Development Goals (SDGs) of the UN 2030 Agenda, supporting a just energy transition, responding through concrete and economically sustainable solutions to the challenge of combating climate change and giving access to energy resources for all in an efficient and sustainable way.

The 2020-2023 Long Term Equity based Incentive Plan and the guidelines of the Strategic Plan support such model by providing a specific goal on enviromental sustainability and energy transition (with an overall weight of 35%), made up of targets related to decarbonization, energy transition and circular economy.


STRATEGIC PLAN'S PRINCIPLES 2021-2024
Decarbonisation
Diversification
Flexibility & Resilience
VALUE CREATION FOR STAKEHOLDER
Through an integrated presence all along the energy value chain
OPERATIONAL EXCELLENCE
Health, Safety and Environment
Human Rights & Integrity
Resilience and Diversification
Capital discipline
TRANSFORMATION AND PORTFOLIO FLEXIBILITY
CARBON NEUTRALITY BY 2050
Life cycle GHG emissions approach (Scope 1,2 and 3)
Set of concrete actions for the entire decarbonisation of processes and products
INTERMEDIATE OBJECTIVES OF NET REDUCTION IN ABSOLUTE TERMS AND OF EMISSION INTENSITY
ALLIANCES FOR DEVELOPMENT
Dual flag approach
Public-private partnership
Job creation and know-how transfer
LOCAL DEVELOPMENT PROGRAM IN ACCORDANCE WITH 2030 AGENDA
COMPETENCES
TECHNOLOGICAL INNOVATION AND DIGITALIZATION
ENVIRONMENTAL SUSTAINABILITY AND ENERGY TRANSITION GOALS (WEIGHT 35%) LTI PLAN 2020-2022
DECARBONISATION
ENERGY TRANSITION
CIRCULAR ECONOMY

Eni Report on remuneration policy and remuneration paid 2021 15 Remuneration policy for the 2020-2023 term The remuneration policy supports the achievement of the goals set in the Company’s Strategic Plan by promoting, through a balanced use of performance measures in the short and long-term incentive systems, the alignment of senior management’s interests with the priority of creating sustainable value for shareholders over the medium to long term. Criteria for the alignment of Remuneration Policy with the guidelines of the Strategic Plan What we do Variable incentive plans linked to measurable, financial and non-financial, targets, consistent with the Strategic Plan Pay mix of executive roles characterized by significant long-term components Performance assessed both in absolute terms and in comparison with industry peers Incentive vesting periods of no less than 3 years, and lock-up clauses for share-based instruments Malus and clawback clauses in the event of error, bad faith or serious, intentional violations of laws, regulations or of the Code of Ethics and Company rules Structured engagement plan to respond to the expectations and feedback of our shareholders What we don’t do No remuneration higher than national and international market benchmarks No forms of variable remuneration for Non-Executive Directors No extraordinary incentives for the CEO/GM No severance package that exceeds the limits set for by labour agreements and applicable law No benefits of excessive value, limited to healthcare and pension benefits TABLE 4 – ALIGNMENT WITH THE STRATEGIC PLAN Strategic drivers Environmental sustainability and energy transition Business integration and expansion Operational and financial efficiency STI Plan Economic and financial results (25%) √ √ Operating results and sustainability of economic results (25%) √ √ √ Environmental sustainability and human capital (25%) √ Efficiency ad financial soundness (25%) √ LTI Plan Normalised TSR (25%) √ NPV of proven reserves (20%) √ Organic Free Cash Flow (20%) √ Decarbonisation (15%) √ √ √ Energy transition (10%) √ √ Circular economy (10%) √ √ √ Value creation for shareholders and other stakeholders

Letter from the Chairwoman | Foreword | **Executive Summary** | Section I | Section II | Annex

16

### TABLE 5 – REMUNERATION POLICY SUMMARY 2020-2023*

## Market benchmarks and fixed remuneration

**REMUNERATION STRUCTURE AND MARKET BENCHMARKS**

| | |
|---|---|
| **PURPOSE AND CONDITIONS** | *Attract and retain individuals of high managerial standard, and motivate them to achieve sustainable long-term objectives* |
| **CRITERIA AND PARAMETERS** | Remuneration Policy for the 2020-2023 term retains the same maximum amount as in the 2017-2020 Policy (adjustable).<br>**CEO:**<br>Eni Peer Group (*Apache, BP, Chevron, ConocoPhillips, Equinor, ExxonMobil, Marathon Oil,Occidental, Shell e Total*) also used for measuring the performance of the LTI Share Plan.<br>**MSRs:**<br>Roles of the same level of managerial responsibilities in industrial corporations at national and international levels. |

**FIXED REMUNERATION**

| | |
|---|---|
| **PURPOSE AND CONDITIONS** | *Reward skills, experience and responsibility* |
| **CRITERIA AND PARAMETERS** | **Chief Executive Officer:**<br>Maximum fixed remuneration is set at the same level as in the 2017-2020 term, and can be reduced based on delegated powers assigned over the term, positionsheld and type of employment relationship, in line with professional profile and experience of the candidate.<br>**Managers with strategic responsibilities (MSRs):**<br>Fixed remuneration is based on the role assigned potentially adjusted to median market remuneration level. |
| **MAXIMUM AMOUNTS** | **CEO:** Max. fixed remuneration: €1,600,000 |

## Short-term and long-term incentive plans

**SHORT-TERM INCENTIVE PLAN (PLANS WITH MALUS/CLAWBACK MECHANISMS)**

| | |
|---|---|
| **PURPOSE AND CONDITIONS** | *Motivate managers to achieve annual budget targets in a perspective of medium/long-term sustainability* |
| **CRITERIA AND PARAMETERS** | **2020 targets for CEO:**<br>1) *Economic and financial results*: EBT (12.5%) and Free cash flow (12.5%)<br>2) *Operating results and sustainability of economic results*: hydrocarbon production (12.5%) and incremental renewable installed capacity (12.5%)<br>3) *Environmental sustainability and human resources*: GHG emissions intensity Scope1 and Scope 2 - equity (12.5%) and Severity Incident Rate (12.5%)<br>4) *Efficiency and financial strength*: ROACE (12.5%) e Debt/EBITDA (12.5%)<br>**2020 targets for MSRs:**<br>Business and individual targets set on the basis of those assigned to the CEO/GM and the responsibilities assigned to them.<br>**Assessment**<br>→ performance scale: 70 ÷ 150 points (target=100)<br>→ below 70 points the performance is considered to be equal to zero<br>→ the minimum incentive threshold is equal to overall performance of 85 points<br>→ 1.1 multiplier applicable to overall performance score in the event of un-budgeted portfolio transactions of strategic relevance within the limit of 150 points<br>**Incentives**<br>→ Incentive base: defined as a percentage of fixed remuneration, and differs depending on the level of assigned role<br>→ Incentive vested: between 85% and 150% of incentive base, made up of a portion paid annually (65%) and a deferred portion (35%) determined as a function of the average of Eni annual performance results over the three-year deferral period, between 28% and 230% of the awarded deferred portion. |
| **MAXIMUM AMOUNTS** | **CEO:**<br>→ Incentive base: max amount equal to 150% of fixed remuneration.<br>Payable annual amount:<br>→ threshold 83% of fixed remuneration<br>→ target 98% of fixed remuneration<br>→ max. 146% of fixed remuneration.<br>Payable deferred portion:<br>→ threshold 38% of fixed remuneration<br>→ target 68% of fixed remuneration<br>→ max 181% of fixed remuneration.<br>**MSRs:**<br>→ Incentive base: up to a max amount equal to 100% of fixed remuneration.<br>→ Payable annual amount: up to a maximum amount equal to 98% of fixed remuneration.<br>→ Payable deferred portion: up to a maximum amount equal to 121% of fixed remuneration. |

**2020-2022 LONG-TERM EQUITY-BASED INCENTIVE PLAN (PLANS WITH MALUS/CLAWBACK MECHANISMS)**

| | |
|---|---|
| **PURPOSE AND CONDITIONS** | *Encourage long-term value creation for shareholders and sustainability* |

(*) The implementation of 2020-2023 Guidelines for the new Directors is described in Section II.

**Eni** Report on remuneration policy and remuneration paid 2021

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| | |
|---|---|
| **CRITERIA AND PARAMETERS** | **Number of shares awarded**<br>Determined by the ratio between the monetary value and the price of the award, calculated as the average of the daily prices recorded in the four months before the month in which the Board approves the award.<br>**Performance parameters over a 3-year period**<br>1) 25% *Market objective*: linked to the Total Shareholder Return (relative)<br>2) 20% *Industrial objective*: Net Present Value of proven reserves (relative)<br>3) 20% *Economic-financial objective*: organic Free Cash Flow (absolute)<br>4) 35% *Environmental Sustainability and Energy Transition objectives*, as follows:<br>4.1) 15% Decarbonisation objective (absolute): $CO_2$ Emission Intensity upstream Scope 1 and Scope 2 equity (absolute)<br>4.2) 10% Energy Transition objective: development of electricity generation from renewables (absolute)<br>4.3) 10% Circular Economy objective: Important projects in bio-fuels (absolute)<br>**Performance measurement over a 3-year period**<br>→ Relative parameter (TSR, NPV): compared with Peer Group<br>→ Absolute parameters (FCF, Decarbonisation, Energy transition and Circular economy): measured against targets set in the Strategic Plan<br>**Number of shares granted at the end of the vesting period**<br>Determined as a function of performance over 3 years applying a variable multiplier between 40% (threshold) and 180% of the number of awarded shares.<br>**Restriction period**<br>For managers still in service, 50% of the shares granted at the end of the vesting period are to remain restricted for one year from the granting date. |
| **MAXIMUM AMOUNTS** | **CEO:**<br>→ Value of awarded shares: up to a max amount equal to 150% of total fixed remuneration.<br>→ Value of granted shares:<br>• threshold 60% of fixed remuneration<br>• target 174.75% of fixed remuneration<br>• max 270% of fixed remuneration.<br>**MSRs:**<br>→ Value of awarded shares: depending on the level of the role, up to 75% of fixed remuneration.<br>→ Value of granted shares: depending on the level of the role, up to 135% of fixed remuneration.<br><br>*N.B.: the monetary values are net of the impact of any changes in the stock price.* |

## Other treatments

### NON-MONETARY BENEFITS

| | |
|---|---|
| **PURPOSE AND CONDITIONS** | *Retain managers in the Company* |
| **CRITERIA AND PARAMETERS** | Benefits, mainly insurance and welfare related, defined in national collective bargaining agreement and in supplementary Company-level agreements (including GM and MSRs).<br>→ Supplementary pension scheme<br>→ Supplementary healthcare scheme<br>→ Insurance<br>→ Automobile for business and personal use |

### PAYMENTS DUE IN THE EVENT OF TERMINATION OF OFFICE OR EMPLOYMENT

| | |
|---|---|
| **PURPOSE AND CONDITIONS** | *Protect the Company from potential litigation and/or competitive risks associated with terminations without just cause* |
| **CRITERIA AND PARAMETERS** | **Payments due in the event of termination of the CEO office or the employment relationship as GM/MSRs**<br>To be defined based on position and work relationship, according to the following criteria:<br>→ administrative office (CEO) – an indemnity in the event of non-renewal of the office or early termination without just cause, as well as resignation prior to the expiry of the term justified by a reduction of delegated powers;<br>→ executive employment relationship (GM/MSRs) – an indemnity in the event of consensual termination set in accordance with the Company parameters and policy, within the limits of the protections laid down by national collective bargaining agreement** for senior managers.<br>Indemnities are not due in the event of dismissal for "just cause" and resignation not justified by a reduction of delegated powers.<br>**Non-compete agreement CEO**<br>Optional agreement to protect the Company's interests, with payment based on the extension of period and commitments undertaken.<br>**Non-compete agreement MSRs**<br>Only for cases of termination presenting high-competitive risks relating to the nature of the position; payment based on current remuneration levels and the extension of period and commitments undertaken. |
| **MAXIMUM AMOUNTS** | **CEO (max amounts):**<br>→ CEO: max 2 years of fixed rem.<br>→ Possible executive work relationship (GM): max 2 years of fixed rem. and short term incentive<br>**Possible payment for non-compete agreement CEO (max amounts):**<br>→ Fixed component: max 1 year of fixed remuneration;<br>→ Variable component: function of average performance of the three previous years: 0 for below the target performance; €500,000 for on target performance; €1,000,000 for max performance.<br>The fee for the option cannot be higher than €300,000.<br>**MSRs (max amounts)**: payments defined within the limits of the protection laid down by national collective bargaining agreements**. |

(**) In cases of termination not due to just cause, protections laid down by national collective bargaining agreements provide for up to a maximum of 36 months of total remuneration (fixed remuneration, short and long term variable incentives, benefits), including the amount due by way of notice indemnity (equal to a minimum of 6 months, up to a maximum of 12 months, depending on seniority).

Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex 18 CEO/GM Remuneration versus the Peer Group Charts 4 and 5 respectively show the position of Eni total average CEO remuneration in the 2017-2019 period compared with other companies in the Peer Group, as well as Eni position in terms of average capitalisation in the same period. The charts show Eni is ranking 10th for total remuneration and 8th for capitalisation. Positioning of total Eni remuneration vs. Peer Group CHART 5 – AVERAGE MARKET CAPITALISATION 201-2019 (million of euros) 1 2 3 8 10 11 300,000 2,000 20,000 22,000 200,000 1,000 10,000 12,000 100,000 ,000 0,000 2,000 0 CHART – TOTAL AVERAGE REMUNERATION 201-2019(a) (thousands of euros) 1 2 3 8 10 11 22,00 21,000 19,00 18,000 16,00 1,000 13,00 12,000 10,00 9,000 ,00 6,000 4,00 3,000 1,00 0 (a) For Peer Group companies, the chart shows total remuneration as found in the tables of the 201-2019 Remuneration Reports.

**Eni** Report on remuneration policy and remuneration paid 2021

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Characteristics of Peer Group

Table 6 shows the composition of the Peer Group, made up of Eni's leading Oil & Gas competitors operating mainly in the upstream segment, given the greater weight of that sector in Eni's operations, the size characteristics and related differences with Eni.

TABLE 6 – PEER GROUP

| | Company | Average capitalisation in 2017-2019 (Bln €) | 2019 Production (Mln boed) | 2019 Reserves (Bln BOE) | Value of reserves 2019 (Bln €) | Depreciation of reserves | Compensation Peer | Performance Peer |
|---|---|---|---|---|---|---|---|---|
| 1. | Exxon Mobil | 270 | 4.1 | 22.4 | 80.1 | √ | √ | √ |
| 2. | Royal Dutch Shell | 218 | 3.8 | 11.1 | 69.2 | √ | √ | √ |
| 3. | Chevron | 193 | 3.1 | 11.4 | 89.5 | √ | √ | √ |
| 4. | Total | 123 | 3.0 | 12.7 | 59.2 | √ | √ | √ |
| 5. | BP | 113 | 3.9 | 19.3 | 86.0 | √ | √ | √ |
| 6. | Equinor | 60 | 1.9 | 6.0 | 31.7 | √ | √ | √ |
| 7. | ConocoPhillips | 61 | 1.4 | 5.3 | 30.8 | √ | √ | √ |
| 8. | Occidental[a] | 40 | n.a. | 3.8 | 24.9 | √ | √ | √ |
| 9. | Apache | 10 | 0.5 | 1.0 | 8.8 | √ | √ | √ |
| 10. | Marathon Oil | 11 | 0.4 | 1.2 | 9.6 | √ | √ | √ |
| | Mediana Peer Group | 87 | 3.0 | 8.5 | 45.5 | | | |
| | **Eni** | **50** | **1.9** | **7.3** | **50.9** | √ | | |
| | *Δ% Eni vs. Peer Group* | *-43%* | *-38%* | *-15%* | *12%* | | | |

(a) Occidental replaces Anadarko following a merger between the two companies.

Chart 6 compares developments in Eni TSR and total CEO/GM remuneration for 2015-2020.

CHART 6 – PAY FOR PERFORMANCE ANALYSIS
(TSR Eni vs. CEO/GM total remuneration for 2015-2020)[a]


TSR Eni (%)
CEO/GM total remuneration (/,000 €)
2015
3,498[b]
2016
3,779[b]
2017
4,420[b]
2018
5,933
2019
5,694
2020
5,090

(a) Data reported in table 1 Consob of the 2016-2020 Remuneration Reports and in table 13 on p. 48 of this Report.
(b) Total remuneration data for in 2015, 2016 and 2017 include incentives accrued by the CEO/GM in his previous role as GM of the E&P department.

Letter from the Chairwoman | Foreword | **Executive Summary** | Section I | Section II | Annex

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## Results of shareholders' vote in 2020

The Shareholders Meeting of May 13, 2020, in accordance with the provisions of applicable legislation, issued a binding vote on the first section of the 2020 Remuneration Report and a non-binding vote on the second section on remuneration paid.

The percentage of participants voting in favour the first section was 95.28%, while the subset of institutionl investors voting in favour came to 89.92%, with an average approval rate of about 90% in the last five years, for both categories.

**CHART 7 – RESULTS OF SHAREHOLDERS' VOTE ON ENI REMUNERATION REPORT IN 2016-2020 – SECTION I**

Average approval rate of 93%

**TOTAL SHAREHOLDERS** (% voting)


For
Against
Abstaining
2016
96.76
2.75
0.48
2017
96.33
3.04
0.63
2018
80.46
19.43
0.10
2019
96.78
3.15
0.06
2020
95.28
3.95
0.77

Average approval rate of 87%

**INSTITUTIONAL INVESTORS** (% voting)


For
Against
Abstaining
2016
93.39
5.63
0.98
2017
92.97
5.83
1.20
2018
64.23
35.57
0.20
2019
93.96
5.91
0.12
2020
89.92
8.43
1.65

Eni Report on remuneration policy and remuneration paid 2021 21 Moreover, in the first year of application of the legislation that introduced the shareholders’ vote also on the second section of the Report, the percentage of the votes in favour was equal to 96.23% of the total voters, and 91.95% of institutional investors alone. CHART 8 – RESULTS OF SHAREHOLDERS’ VOTE ON ENI REMUNERATION POLICY – SECTION II TOTAL SHAREHOLDERS (% voting) INSTITUTIONAL INVESTORS (% voting) For Against Abstaining 96.23 2.70 1.07 91.95 5.75 2.3 2020 2020

22 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex Compliance of Policy with provisions of law and By-laws Section I – Remuneration Policy for the 2020-2023 term This Section is not subject to the vote of the 2021 Shareholders’ Meeting since the Remuneration Policy for the 2020—2023 term has already been approved by the Shareholders in their Meeting of May 13, 2020 and no changes are expected. Corporate governance BODIES AND PARTIES INVOLVED The Policy governing the remuneration of members of the Eni Board of Directors, Board of Stat- utory Auditors, as well as Chief Operating Officers and Managers with strategic responsibilities, is defined in accordance with the provisions of law and the By-laws, according to which: the Shareholders’ Meeting determines the remuneration of the Chairwoman and other members of the Board of Directors as well as the remuneration of the members of the Board of Statutory Auditors, at the time they are appointed and for the entire duration of their term (Art. 2389 (1) of the Italian Civil Code and Art. 26 of Eni By-Laws, Art. 2402 of the Italian Civil Code); the Board of Directors determines the remuneration of the Directors with delegated powers and of those who participate in Board Committees, after examining the opinion of the Board of Statutory Auditors (Art. 2389 (3) of the Italian Civil Code). In line with Eni’s corporate governance system15, the Board is responsible for: approving, within the Remuneration Policy described in the first section of this Report, the recommendations and general criteria for remunerating members of the Board of Statutory Auditors and Managers with strategic responsibilities; defining the Company’s targets and approving the Company’s performance thereby deter- mining the variable remuneration of eligible Directors with delegated powers; subject to a proposal of the Chairwoman in agreement with the Chief Executive Officer, de- fining the remuneration structure of the Group Head of Internal Audit in accordance with the remuneration policies of the Company, on receipt of a favourable opinion from the Control and Risk Committee and having examined the opinion of the Board of Statutory Auditors. In line with the recommendations of the Italian Corporate Governance Code, the Board of Directors is supported by a Committee of independent Non-Executive Directors (the Remu- neration Committee) which makes proposals and provides advice on remuneration issues (in- cluding the approval and revision of the Policy to be submitted to the Shareholders’ Meeting). The Remuneration Policy is approved by the Board, acting on a proposal of the Remuneration Committee, and is examined by the Shareholders’ Meeting, which, starting from 2020, will be called to express a binding vote on the matter with the frequency required by the duration of the Policy, and in any case at least every three years or in the event of changes. To this end, the Remuneration Policy is outlined in the first section of the Remuneration Report which will be published no later than twenty-one days before the date of the Share- holders’ Meeting at which shareholders are invited to approve the financial statements (Art.123-ter, first paragraph, of Italian Legislative Decree 58/98 - Consolidated Law on Fi- nancial Intermediation). (15) For more information regarding the Eni corporate governance system, please refer to the “Corporate Governance Re- port” published in the “Corporate Governance” section of the Company website.

**Eni** Report on remuneration policy and remuneration paid 2021

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The Shareholders' Meeting is required to express an advisory vote on the second section of the Report, devoted to remuneration paid during the year to Directors, Statutory Auditors, Chief Operating Officers and, in aggregate, Managers with strategic responsibilities.

## ENGAGEMENT ON REMUNERATION POLICY

At Eni, we develop interaction with our shareholders and institutional investors regarding remuneration policies, since we are aware of the importance of involving shareholders in the process of defining and monitoring the actual implementation of the Remuneration Policy for Directors and Managers with strategic responsibilities, also as recognised by lawmakers when transposing the guidelines contained in the SRD II. In this context, the analysis of the shareholders' vote carried out by Eni since 2012 plays an important role, since it focuses particular attention on the voting trends of minority shareholders and the evolution of their positions over time.

Adoption of comprehensive engagement strategy:
- periodic cycles of meetings
- Shareholders' meetings
- ongoing updating of information available on the website

This activity is performed through a number of tools and communication channels, including: the organisation of periodic meetings and conference calls; the Shareholders' Meeting as a concluding assessment of past interactions; and the provision of comprehensive, detailed information on our website.

Dialogue on remuneration-related issues with our leading institutional investors and proxy advisors is ensured, first and foremost, with the definition of a detailed engagement plan, which is implemented annually by the Compensation & Benefits and Investor Relations functions in support of the policy proposals to be submitted for approval by the shareholders.

The Committee is kept constantly informed of activities aimed at defining and implementing the annual engagement plan. The outcome of meetings is monitored, and the feedback received is analysed and assessed in order to provide clarification and verify the resolution of any potentially critical issues.

The Chairwoman of the Committee, in coordination with the Chairwoman of the Board of Directors, may attend the meetings in order to underscore the importance of direct communication with the market in relation to issues relevant to the Committee.

The Committee also reports on its procedures at the annual Shareholders' Meeting by way of the Committee Chairwoman or other duly designated member.

Full information regarding remuneration of Directors and management is regularly updated and made available under "Remuneration" in the "Company/Governance" section of the Company website[16].

**CHART 9 – ANNUAL ENGAGEMENT PLAN**

| | SEPTEMBER - DECEMBER | JANUARY-APRIL | MAY - JULY |
|---|---|---|---|
| Engagement | → Definition of Annual Engagement Plan<br>→ 1st round of meetings with leading institutional investors and proxy advisors<br>→ Monitoring and scenario analysis (regulatory framework, voting policies, best practices)<br>→ Assessment of the outcomes of engagement activities | → 2nd round of meetings with leading institutional investors and proxy advisors<br>→ Assessement of the outcomes of engagement activities<br>→ Examination of voting recommendations of proxy advisors<br>→ Voting projections | → Shareholders' Meeting: presentation of planned Remuneration policy<br>→ Benchmark analysis of the results of the vote of the Shareholders' Meeting with focus on the institutional investors' position |

(16) https://www.eni.com/en_IT/company/governance/remuneration.page

Letter from the Chairwoman | Foreword | Executive Summary | **Section I** | Section II | Annex

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## ENI REMUNERATION COMMITTEE

### COMPOSITION, APPOINTMENTS AND TASKS

The Committee is composed of three Non-Executive independent Directors

The Eni Remuneration Committee was first established by the Board of Directors in 1996. Its composition and appointment, remit and operations, in line with the recommendations of the Corporate Governance Code, are governed by specific Rules approved by the Board of Directors and published on the Company website[17].

The Committee is composed of three Non-Executive Directors, all of whom meet the definition of independence as set out in Italian law and the Italian Corporate Governance Code and all possessing adequate knowledge and experience of financial matters or remuneration policies, as assessed by the Board at the time of their appointment, as recommended (for at least one member of the Committee) by the Italian Corporate Governance Code[18] (Art. 6.P.3). Below are details of the composition and meetings of Committee in 2020.

**CHART 10 – COMPOSITION OF THE COMMITTEE[(a)]**

| | |
|---|---|
| **Nathalie Tocci (Chairwoman)** | 10 meetings in 2020 |
| **Karina Litvack[(b)]** | Average duration: |
| **Raphael Vermeir[(b)]** | 2 h and 10 minutes |

(a) Composition following renewal of corporate bodies (Board of Directors' decision of 14 May 2020 as announced in the press release of the same date). The Committee is entirely composed of Non-Executive independent Directors, pursuant to law and Corporate Governance Code.
(b) Directors Litvack and Vermeir have been appointed from the minority slate.

The Head of Human Capital & Procurement Coordination of Eni or, on his behalf, the Head of Compensation & Benefits, acts as Secretary to the Committee. The Secretary assists the Committee and its Chairwoman in the performance of their activities, with the support of the competent Compensation & Benefit units.

Advisory functions of the Remuneration Committee

In line with the recommendations of the Italian Corporate Governance Code, the Committee issues proposals and performs the following advisory functions for the Board of Directors (Art. 6.P.4 e Art. 6.C.5 ):

- submits the Remuneration Report and in particular the Remuneration Policy for Directors and Managers with strategic responsibilities to the Board of Directors for approval, prior to its presentation at the Shareholders' Meeting called to approve the year's financial statements, in accordance with the time limits set by applicable law;
- periodically evaluates the adequacy, overall consistency and effective implementation of the Policy, formulating proposals as appropriate for approval by the Board of Directors;
- presents proposals for the remuneration of the Chairman and the Chief Executive Officer, including the various components of compensation and benefits;
- presents proposals for the remuneration of Board Committee members;
- having examined the Chief Executive Officer's indications, proposes general criteria for the compensation of Managers with strategic responsibilities, the annual and Long-Term incentive plans, including equity-based plans, sets performance objectives and assesses performance against them, thereby determining the variable awards due to Executive Directors pursuant to the implementation of the approved incentive plans;
- monitors execution of decisions taken by the Board;

(17) The rules of the Remuneration Committee are available in the "Corporate Governance" section of the Company's website.
(18) See press release of May 14, 2020 and available on the Company's website.

25 Eni Report on remuneration policy and remuneration paid 2021 reports at the first available meeting of the Board of Directors through the Committee Chair- woman on the most significant issues addressed by the Committee during the meetings. It also reports to the Board on its activities at least every six months and no later than the time limit for the approval of the Annual Report and the Interim Report at June 30, at the Board meeting designated by the Chairman of the Board of Directors. In addition, performing its functions, the Committee shall deliver opinions on any remuneration transactions eventually required by the current Company procedure in respect of transactions with related parties19, within the conditions laid down in the same procedure. OPERATING PROCEDURES The Committee meets as often as necessary to fulfil its functions, as foreseen in its Rules, usually on the dates established in the annual meeting schedule approved by the Committee itself, and in the presence of at least the majority of its current members. The Chairwoman of the Committee calls and chairs the meetings; in case of absence or impediment, the meeting is chaired by the old- est attending member. The Committee decides with an absolute majority of those present; in the case of tied votes, the Committee Chairwoman has a casting vote. The Committee Secretary, who may be assisted in this function by the head of Compensation & Benefits, produces the minutes of the meetings. The Chairwoman of the Board of Statutory Auditors (or another Statutory Auditor appointed by said Chairwoman) may attend the meetings of the Committee; other Statutory Au- ditors may also participate. Meetings may be attended, at the invitation of the Chairwoman of the Committee acting on behalf the Committee, by the Chairwoman of the Board of Directors and the Chief Executive Officer; the meetings may also be attended by Managers of the Company or other persons, including other members of the Board of Directors, to provide information and feedback on individual agenda items. No Director and in particular no executive Director may participate in Committee meetings in which proposals are submitted to the Board relating to his or her own personal remuneration (Art. 6.C.6), except where the proposals regard all members of the Commit- tees within the Board of Directors. The provisions applicable to the composition of the Committee shall remain applicable where the Committee is called upon to perform the duties required under the procedure for related-party transactions adopted by the Company. The Committee has the right to access information and Company managers as necessary to per- form its duties, and to make use of external consultants, whose independence is assured, within the terms and limits of the budget set by the Board of Directors (Art. 4.C.1, lett. e; Art. 6.C.7). ACTIVITIES PERFORMED IN 2020 AND PLANNED FOR 2021 In 2020, the Remuneration Committee met a total of ten times, with an average attendance of 100% of its members and an average duration of 2 hours and 10 minutes. At least one member of the Board of Statutory Auditors participated in each meeting, with the constant attendance of the Chairwoman of the Board of Statutory Auditors as well. At the invitation of the Chairwoman of the Committee, Managers of the Company and advisors participated in specific meetings, to provide information and clarifications requested by the Com- mittee to pursue the analysis conducted. The Committee scheduled eight meetings for 2021, four of which had already been held as of the date of approval of this Report. The main activities pursued by the Committee in the year are shown below, with an indication of the main initiatives planned for this year, in line with its annual activity plan. (19) With reference to the Management System Guideline “Transactions with interests of Directors and Statutory Auditors and transactions with related parties”, adopted for the first time, in implementation of the Consob regulations, on November 18, 2010. For more information, see the 2020 Corporate Governance and Ownership Committee Report, available on the Company’s website. Minutes of meetings and participation of Statutory Auditors in Committee External independent advisor engagement

26 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex Governance In the first part of 2020, in implementation of the recommendations of the Corporate Governance Code, the Committee con- ducted its ongoing review of Remuneration Policy, as implemented in 2019, also with a view to developing new Policy Guide- lines for the 2020-2023 term, electing to maintain the structure and the remuneration criteria for Directors and Managers with strategic responsibilities established in the previous term. The Committee then analysed Eni’s 2020 Remuneration Report prepared pursuant to Art. 123-ter of Italian Legislative Decree 58/98 and Art. 84-quater of Consob Issuers Regulation, for the purpose of subsequent approval by the Board and presentation to the Shareholders Meeting of May 13, 2020, invited to vote on a binding resolution regarding the first section of the report and a non-binding resolution on the second section in accordance with applicable regulation. Following the appointment of corporate bodies, the Committee performed training activities (“board induction”) with the com- petent corporate functions with the aim of providing the new Directors with precise knowledge of its main duties and the cycle of activities of the Remuneration Committee, as well as the structure, general criteria and remuneration levels provided for by the Eni Remuneration Policy. In the second part of the year, the Committee performed a dedicated session in which it examined the results of the 2020 Shareholders’ Meeting as compared with the results of the leading Italian and European corporations and with those of the companies within the relevant Peer Group. In the autumn of 2020 the Committee updated its “Implementation criteria for the clawback principle envisaged by the Eni Remuneration Policy” approved on 12 March 2015 and modified on 26 October 2017, to adapt its contents to the 2020-2023 Eni policy, in particular concerning the applicability of the malus clauses. It also periodically monitored developments in the legislative framework and market standards concerning the reporting of remuneration-related information, with a specific focus on the implementing measures of the EU Directive 828/2017 (SRD II), as well as develop- ments in the Corporate Governance codes, at a national and European level, and in the voting policies of leading proxy advisors and institutional investors, also with a view to knowing indications and consequences stemming from the COVID-19 pandemic. Compensation With regard to issues concerning the implementation of remuneration policies, in 2020 the Committee performed the follow- ing activities: verification of the Company’s 2019 results for the purpose of implementing the Short- and Long-Term variable incentive plans, using a predetermined gap analysis method approved by the Committee in order to neutralise the positive or negative impact of exogenous factors and enable the objective assessment of the performance achieved; definition of 2020 performance targets relevant to the variable incentive plans; definition of proposals for the implementation of the Short-Term Incentive Plan with Deferral for the Chief Executive Officer and General Manager; finalising the new 2020-2022 Long-Term Share Incentive Plan for the purposes of its approval by the Board of Directors and presentation to the Shareholders Meeting of May 13, 2020, and definition after its approval by the Shareholders Meeting, of an implementation proposal (2020 award) for the Chief Executive Officer and General Manager and key management per- sonnel, and preparation of related guidelines; 1st QUARTER JANUARY – MARCH 2nd QUARTER APRIL – JUNE 3rd QUARTER JULY - SEPTEMBER 4th QUARTER OCTOBER – DECEMBER Governance Governance Governance Governance Definition/Evaluation of Remuneration Policy Guidelines. Preparation of the Remuneration Report. Preparation and presentation of the Remuneration Report to the Shareholders’ General Meeting. Benchmark analysis of the results of the vote of the Shareholders’ Meeting on the Policy. Monitoring of the regulatory framework and of the voting policies of leading institutional investors and proxy advisors. Compensation Compensation Compensation Periodic assessment of the policy adopted in the previous year and of remuneration comparative studies. Definition of the targets related to the variable incentive plans. Verification of results related to the STI Plan. Implementation of the STI Plan. Verification of results related to the LTI Plan. Implementation of the Long-Term Incentive Plan (LTI). Engagement Engagement Engagement Assessment of the outcomes of engagement activities with leading institutional investors and proxy advisors. 2nd round of meetings with institutional investors and proxy advisors. Assessment of the outcomes of engagement activities with leading institutional investors and proxy advisors. Approval of the annual engagement plan. 1st round of meetings with institutional investors and proxy advisors.

27 Eni Report on remuneration policy and remuneration paid 2021 Governance In the first part of 2020, in implementation of the recommendations of the Corporate Governance Code, the Committee con- ducted its ongoing review of Remuneration Policy, as implemented in 2019, also with a view to developing new Policy Guide- lines for the 2020-2023 term, electing to maintain the structure and the remuneration criteria for Directors and Managers with strategic responsibilities established in the previous term. The Committee then analysed Eni’s 2020 Remuneration Report prepared pursuant to Art. 123-ter of Italian Legislative Decree 58/98 and Art. 84-quater of Consob Issuers Regulation, for the purpose of subsequent approval by the Board and presentation to the Shareholders Meeting of May 13, 2020, invited to vote on a binding resolution regarding the first section of the report and a non-binding resolution on the second section in accordance with applicable regulation. Following the appointment of corporate bodies, the Committee performed training activities (“board induction”) with the com- petent corporate functions with the aim of providing the new Directors with precise knowledge of its main duties and the cycle of activities of the Remuneration Committee, as well as the structure, general criteria and remuneration levels provided for by the Eni Remuneration Policy. In the second part of the year, the Committee performed a dedicated session in which it examined the results of the 2020 Shareholders’ Meeting as compared with the results of the leading Italian and European corporations and with those of the companies within the relevant Peer Group. In the autumn of 2020 the Committee updated its “Implementation criteria for the clawback principle envisaged by the Eni Remuneration Policy” approved on 12 March 2015 and modified on 26 October 2017, to adapt its contents to the 2020-2023 Eni policy, in particular concerning the applicability of the malus clauses. It also periodically monitored developments in the legislative framework and market standards concerning the reporting of remuneration-related information, with a specific focus on the implementing measures of the EU Directive 828/2017 (SRD II), as well as develop- ments in the Corporate Governance codes, at a national and European level, and in the voting policies of leading proxy advisors and institutional investors, also with a view to knowing indications and consequences stemming from the COVID-19 pandemic. Compensation With regard to issues concerning the implementation of remuneration policies, in 2020 the Committee performed the follow- ing activities: verification of the Company’s 2019 results for the purpose of implementing the Short- and Long-Term variable incentive plans, using a predetermined gap analysis method approved by the Committee in order to neutralise the positive or negative impact of exogenous factors and enable the objective assessment of the performance achieved; definition of 2020 performance targets relevant to the variable incentive plans; definition of proposals for the implementation of the Short-Term Incentive Plan with Deferral for the Chief Executive Officer and General Manager; finalising the new 2020-2022 Long-Term Share Incentive Plan for the purposes of its approval by the Board of Directors and presentation to the Shareholders Meeting of May 13, 2020, and definition after its approval by the Shareholders Meeting, of an implementation proposal (2020 award) for the Chief Executive Officer and General Manager and key management per- sonnel, and preparation of related guidelines; Compensation (continues) update of remuneration benchmark studies for the purpose of defining the proposals for Remuneration Policy Guidelines for the 2020-2023 term for Directors with delegated powers, Non-Executive Directors for participation in Board Commit- tees, the members of the Board of Statutory Auditors and other key management personnel, while leaving substantially unchanged the structure and maximum remuneration levels envisaged by the previous Policy. Following the appointment of corporate bodies, the Committee was called to formulate proposals on the remuneration of Directors with delegated powers for the new 2020-2023 term as well as define remuneration of Non-Executive Directors for participation in Board Committees, to be submitted for approval by the Board of Directors, subject to a non-binding opinion of the Board of Statutory Auditors, in accordance with the Policy approved for the entire term by the Shareholders’ Meeting held on May 13, 2020 and with the recommendations of the Corporate Governance Code (Art. 6.C.5) and applicable regulations and the By-laws. The Board, in the meetings of June 4, and July 29, approved the aforementioned proposals, as illustrated in more detail in the second section of this Report. Engagement As part of its ongoing monitoring of the positions of institutional investors and leading proxy advisors on remuneration issues, during 2020, the Committee performed the following activities: review of the outcome of the meetings conducted with main institutional investors and proxy advisors, before the 2020 Shareholders’ Meeting, in order to maximise shareholder consensus on the 2020-2023 Remuneration Policy and the 2020- 2022 Long-Term Share Incentive Plan. These meetings were also attended by the Chairwoman of the Committee, under- scoring the importance the Committee attributes to shareholder dialogue; risk and scenario assessment activities, assessment of emerging developments in most relevant remuneration-related issues, examination of the composition of shareholders, including assessment of the characteristics of the retail share- holder segment, as well as examination of voting recommendations issued by leading proxy advisors and of related voting projections, which were performed with the supporting of a leading consulting firm. In the second half of the year, the Committee, while assessing the definition and implementation of the engagement plan with institutional investors and proxy advisors, reshaped its phases before the Shareholders’ Meeting 2021, in order to factor in the new duration of the Remuneration Policy (now coinciding with the Board term) and the positive feedback received during the Shareholders’ Meeting, confirming the practise of holding two rounds of meetings, in autumn and spring, with leading proxy advisors while concentrating dialogue with institutional investors in the months preceding the annual meeting. As part of the implementation of the plan, a first round of meetings with leading proxy advisors already took place in December, with a view to exploring their positions and voting policies, also in relation to the issue of impacts of COVID-19. During the current year, the Committee will move ahead with the implementation of the 2021 plan, with the goal of pro- moting investor participation and engagement in the Shareholders’ Meeting scheduled for May 12, which will be called to express a non-binding vote on the second section of this Report describing the implementation of remuneration policies in 2020. 1st QUARTER JANUARY – MARCH 2nd QUARTER APRIL – JUNE 3rd QUARTER JULY - SEPTEMBER 4th QUARTER OCTOBER – DECEMBER Governance Governance Governance Governance Definition/Evaluation of Remuneration Policy Guidelines. Preparation of the Remuneration Report. Preparation and presentation of the Remuneration Report to the Shareholders’ General Meeting. Benchmark analysis of the results of the vote of the Shareholders’ Meeting on the Policy. Monitoring of the regulatory framework and of the voting policies of leading institutional investors and proxy advisors. Compensation Compensation Compensation Periodic assessment of the policy adopted in the previous year and of remuneration comparative studies. Definition of the targets related to the variable incentive plans. Verification of results related to the STI Plan. Implementation of the STI Plan. Verification of results related to the LTI Plan. Implementation of the Long-Term Incentive Plan (LTI). Engagement Engagement Engagement Assessment of the outcomes of engagement activities with leading institutional investors and proxy advisors. 2nd round of meetings with institutional investors and proxy advisors. Assessment of the outcomes of engagement activities with leading institutional investors and proxy advisors. Approval of the annual engagement plan. 1st round of meetings with institutional investors and proxy advisors.

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#### 2020-2023 REMUNERATION POLICY APPROVAL PROCESS

Policy consistent with recommendations of Corporate Governance Code

In the exercise of its powers, the Remuneration Committee in charge in the previous term defined the structure and contents of the Remuneration Policy for the purpose of preparing this Report, specifically at meetings held on January 20, February 19 and March 2nd, 2020, in accordance with the recommendations of the Corporate Governance Code.

In taking its decisions, the Committee reviewed the appropriateness, overall consistency and effective implementation of the 2019 Policy Guidelines.

The Committee also considered comparative remuneration studies prepared by independent international consultants (Mercer, Willis Towers Watson and Korn Ferry-Hay Group), in the preliminary analysis for the new Remuneration Policy proposals. The studies basically confirmed the prudent positioning with respect to the benchmark panel.

In preparing the Policy, it also considered changes in the regulatory framework, more specifically as related to the transposition of the SRD II into Italian law. Following the engagement with leading institutional investors and proxy advisors, the Committee received a confirmation of the general appreciation of the structure and the remuneration levels already provided for by the previous Remuneration Policy.

2020-23: Guidelines main changes towards previous mandate

Consequently, with a view to designing the Policy Guidelines for the new term, the Committee proposed implementing the following guidance:

- structure of Eni's remuneration policy in line with that previously in force, which provides for two variable incentive plans, a short-term plan with deferral and a long-term, share-based plan for managers with the greatest impact on Company performance. In more detail, the share-based 2020-2022 incentive plan provides for the introduction of absolute targets specifically related to the decarbonisation process and the energy transition, also in response to the significant interest expressed by investors for sustainability and environmental issues. The Plan also provides for the application of pro-rata payment mechanisms for the incentives for the CEO in the event of termination related to the expiry of the term of office with no reappointment;

No increase in the total remuneration levels

- maximum remuneration levels for top managers in line with those in force for the previous term, with no increases in fixed remuneration, to be defined by the new Board on the basis of the actual delegated powers and profiles, and the skills/experience of the designated managers, within the limits specified in the Guidelines presented in this Report.

Furthermore, the 2020 -2023 Policy foreseens:

Strengthening clawback clauses

- the inclusion in existing risk mitigation clauses of specific "malus" conditions, aimed at ensuring ex ante verification of conditions for the payment and/or award of variable incentives;
- the provision, in line with the law transposing the SDR II, of specific recommendations on the remuneration of members of the Board of Statutory Auditors, as specifically determined by the shareholders who voted the composition and appointment of this Board on May 13, 2020.

The 2020-2023 Eni Remuneration Policy for Directors, Auditors and other Managers with strategic responsibilities was approved by the Board of Directors, acting on a proposal of the Remuneration Committee, at its meeting of March 18, 2020, and then approved by the Shareholders' Meeting held on May 13, 2020, with 95.28% of voters.

The 2020-2023 Policy does not allow for exceptions in the implementation phase. Any future revision needs will therefore be submitted by the Board, acting on a proposal of the Remuneration Committee, for approval by the Shareholders' Meeting.

The implementation of remuneration policies approved by the shareholders is carried out by corporate bodies delegated to do so, with the support of the competent corporate functions.

## Purpose and general principles of the Remuneration Policy

Consistency with the Company's strategies, the governance model and recommendations of Corporate Governance Code

#### PURPOSE

The Eni Remuneration Policy contributes to pursuing the Company's strategies, the long-term interests and the Company sustainable success (Principle XV of the new Corporate Governance Code), with the definition of incentive structures tied to the achievement of financial, business,

29 Eni Report on remuneration policy and remuneration paid 2021 environmental and social sustainability goals, operational and individual objectives, defined with a view to the achievement of long-term business performance, in line with the guidelines of the Strategic Plan and taking account of the interests of all stakeholders. Eni’s Remuneration Policy is also consistent with the governance model adopted by the Com- pany and the recommendations of the Italian Corporate Governance Code, in particular pro- viding that: the remuneration of Directors and Managers with strategic responsibilities is sufficient to at- tract, motivate and retain individuals of high professional and managerial standing (Art. 6.P.1), as well ensuring the alignment of management interests with the primary goal of creating value for shareholders and other stakeholders over the medium to long term (Art. 6.P.2); the remuneration of Non-Executive Directors is commensurate with the competence, profes- sional skills and commitment required by the tasks within the Board of Directors and Board Committees; the remuneration of members of the Board of Statutory Auditors is commensurate with the competence, professional skills and commitment required, the importance of the office as well as the Company’s size and industry. (Art. 8.C.4). Eni’s Remuneration Policy contributes to achieving the Company’s mission, towards: promoting actions and behaviours reflecting the Company’s values and culture, consistent with the principles of plurality, equal opportunity, enhancement of individuals’ knowledge and skills, fairness, integrity and non-discrimination, as described in the Code of Ethics20 and Eni Policy “Our people”21; recognising roles and responsibilities, results, and the quality of professional contribution, tak- ing into account the operating environment and relevant market pay scales; defining incentive structures tied to the achievement of financial, business, environmental and social sustainability goals, operational and individual objectives, defined with a view to the achievement of long-term business performance, in line with the guidelines of the Strategic Plan and taking account of the interests of all stakeholders. GENERAL PRINCIPLES In pursuing the above, the remuneration of Directors and key executives is defined in line with the following principles and criteria: STRUCTURE OF EXECUTIVE REMUNERATION The remuneration package is appropriately balanced between a fixed and a variable component, in relation to the strategic objectives and the risk management policy of the Company, taking due account of the risk profile of the business (Art. 6.C.1, lett. a ). Executive roles with the greatest influence on business performance are characterised by varia- ble remuneration containing a significant percentage of incentive components, particularly long- term awards (Art. 6.P.2), while the vesting period and/or incentive deferral period are defined over a period of at least three years, in line with the long-term nature of the business activities performed and with the associated risk profile (Art. 6.C.1, lett. e). REMUNERATION OF NON-EXECUTIVE DIRECTORS Remuneration of Non-Executive Directors is commensurate with competence, professional qual- ification and effort required for participation on Board Committees set up in accordance with the By-laws (Art. 6.P.2 and Recommendation no. 29 of the new Corporate Governance Code); ap- propriate differentiation between the remuneration afforded to Committee Chairmen, and that of other Committee Members, considering the different roles respectively held regarding coor- (20) For more information on the Code of Ethics, please refer to the Report on Corporate Governance and Ownership Struc- ture 2020, available on the Company website. (21) Policy approved by the Board of Directors on July 28, 2010. General goals Promoting Company’s values Recognising roles, responsibilities and results Sustainable incentive in the long term, consistent with the Strategic Plan Vesting and/or incentive deferral period of at least three years No variable remuneration for Non-Executive Directors

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30

dination of work and relationships with Corporate bodies and managerial teams; Non-Executive Directors are not beneficiaries of variable incentive plans, including equity-based ones, unless decided otherwise by the Shareholders' Meeting (Art. 6.C.4).

#### REMUNERATION OF THE MEMBERS OF THE BOARD OF STATUTORY AUDITORS

Remuneration is commensurate with the role played and competence, professional qualification and effort required for participation in the meetings of the Board and Board Committees, taking account of relevant market benchmarks at the national level, appropriately differentiating between the remuneration of the Chairman and that of other Auditors, considering the coordination and liaison activities performed by the Chairman with other corporate bodies and functions (Art. 8.C.4 and Recommendation no. 30 of the new Corporate Governance Code).

#### MARKET REFERENCES

Pay setting and salary-review processes anchored to relevant market benchmarks

Total remuneration packages aim for consistency with standard market values applicable for positions or roles of similar level of responsibility and complexity, based on panels of relevant national and international comparators, that were developed through benchmarking analysis carried out by international remuneration advisors (Recommendation no. 25 of the new Corporate Governance Code).

#### FIXED REMUNERATION

The fixed component is consistent with role and/or responsibilities, as well as adequate in the event of non-payment of the variable component (Art. 6.C.1, lett. c).

#### VARIABLE REMUNERATION

The variable component in defined within maximum limits (Art. 6.C.1, lett. b) and is aimed at aligning remuneration with performance.

#### INCENTIVE TARGETS AND SUSTAINABILITY OF RESULTS

Long-term performance is evaluated as compared with a Peer Group

Financial and non-financial targets related to short- and long-term variable remuneration, including equity-based compensation, are defined in a manner consistent with the four-year Strategic Plan and with the expectations of shareholders, in order to foster a strong results-oriented focus and combine operational and financial soundness with social and environmental sustainability (Art. 6.C.1,lett. d).

Targets are defined in advance, measurable and mutually complementary in order to fully capture the priorities that underpin the Company's overall performance. These targets are defined so as to ensure:

- annual performance assessment, on the basis of a balanced scorecard that values the overall business and individual performance, defined in relation to targets specific to each area of responsibility, and for those in charge of internal audit responsibilities, in line with their specific assigned role (Art. 6.C.3);
- the definition of long-term incentive plans that allow Company performance to be evaluated both in absolute terms, i.e. based on the capacity to generate sustained growth in profitability, and in relative terms compared with a Peer Group, by way of a ranking against Eni's main international competitors.

#### SHARE-BASED COMPENSATION PLANS

Share-based compensation plans are designed to ensure alignment with shareholders expectations over the medium to long term, by way of: three-year vesting periods, linkage with pre-determined and measurable performance targets, the provision of a withholding period that applies to a proportion of share awards of at least one year (Art. 6.C.2)[22].

(22) The 2020-2022 LTI share-based plan, provides for a three-year vesting period to which is added, for a portion of the shares, an additional holding period of one year, totalling four years. Any adjustment to the new Recommendation of the Code, in force from 2021, may be evaluated when adopting future plans (Recommendation no.28 of the new Corporate Governance Code).

31 Eni Report on remuneration policy and remuneration paid 2021 VERIFICATION OF RESULTS Incentive awards linked to variable remuneration are made pursuant to a detailed verification process that assesses performance against assigned targets, net of the effects of exogenous variables23, on the basis of a variance analysis methodology approved by the Committee, in or- der to recognise actual value-added attributable to managerial actions. RISK MITIGATION CLAUSES The adoption, with specific rules approved by the Board of Directors, acting on a proposal of the Remuneration Committee, of mechanisms that, on conditions determined and expressly referred to in the Plan Regulations, provide for: the restitution of the variable component of remuneration, if already paid and/or granted (clawback); the withholding/withdrawal of the variable components of remuneration, already vested or granted (malus). These mechanisms shall apply in cases when the incentives (or the rights thereto) have vested based on data that subsequently proved to be manifestly misstated (Art. 6.C.1, lett. f), or in cas- es of wilful alteration of the same data. The same mechanisms shall apply in cases of termination for disciplinary reasons, including serious and intentional violations of law and/or regulations, the Code of Ethics or Company rules, without prejudice to any action allowed under law for the protection of the Company’s interests. The Policy provides that the activation of recoupment claims (or withdrawal of incentives award- ed but not yet paid) must take place, once appropriate verification has been completed, within three years of payment (or award) in cases of error, and within five years in cases of deliberate intent to defraud. NON-MONETARY BENEFITS Non-monetary benefits are determined in line with relevant market comparators, consistent with local regulation, in order to complete and enhance the overall remuneration package, taking ac- count of the roles and/or responsibilities, and allowing for relevant social security and insurance components. SEVERANCE INDEMNITIES AND NON-COMPETE AGREEMENTS To the extent that additional payments may be awarded upon termination of employment and/ or term of office for executive roles, and that non-compete agreements may apply for roles at greater risk of “poaching”, these are defined in terms of either a maximum amount or number of years of remuneration, in line with the remuneration received and the performance achieved, as per recommendations set forth in the implementation criteria of the Corporate Governance Code (Art. 6.C.1 lett. g) and in compliance with the protections set for by the collective bargain- ing agreements. (23) Exogenous variables are those events that, due to their nature or though Company choice, are not under the control of the managers, such as, for example, Oil & Gas prices or the euro/dollar exchange rate. Clawback Malus Pension and social security benefits Severance indemnities and non-compete agreements consistent with remuneration received and results achieved

32 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex Remuneration Policy Guidelines 2020-2023 The Remuneration Policy Guidelines are those outlined in the 2020 Remuneration Report and approved by the Shareholders’ Meeting on May 13, 2020 for the 2020-2023 period. No changes are expected. CRITERIA FOR DEFINITION OF THE POLICY This section contains the Remuneration Policy Guidelines for 2020-2023 as defined by the Board of Directors of March 18, 2020 for Directors, Statutory Auditors and Managers with strategic responsibilities and approved by the Shareholders Meeting of May 13, 2020, with 95.28% of voters. As mentioned in the Foreword to this Report, the Remuneration Policy, as approved by the 2020 Shareholders’ meeting, applies for a period of three years coinciding with the duration of the new term; since no changes are expected, it is not subject to a shareholder vote in 2021. In reporting the description of the Remuneration Policy Guidelines for Directors for the 2020- 2023 term already contained in the 2020 Report, it is recalled that these have been defined on the basis of regulatory provisions and the advice of institutional investors and proxy advisors, taking into account the opinion expressed by the 2019 Shareholders’ Meeting (96.78% of voters), as well as the results of benchmarks studies. Therefore, the Guidelines for 2020-2023 were developed by providing a maximum potential re- muneration, equal to that established for the 2017-2020 term. Detailed information on the im- plementation of the Guidelines in this financial year are contained in the first part of the second section of this Report, to which reference is made. CONNECTION WITH CORPORATE STRATEGY Remuneration policies support achievement of the targets set in the Company’s Strategic Plan by promoting, through a balanced use of performance indicators in the short and long- term incentive systems, the alignment of senior management’s interests with the priority of creating sustainable value for shareholders and other stakeholders over the medium to long term. The pillars of the Company’s strategy include long-term value creation, attention to the en- vironment, safety and people, strict financial discipline, together with a strong commitment to the ongoing decarbonisation process; they guide the management activity, which is as- sessed: in a short-term term horizon, in relation to a comprehensive and balanced framework of com- plementary targets, aimed at ensuring the profitability of the Company as a whole and oper- ational efficiency in traditional business sectors, the implementation of the energy transition and decarbonisation path, through the replacement of the exploration resources indicator with that of the incremental installed capacity relating to renewable sources and the exten- sion of the GHG emission intensity indicator to Scope 1 and Scope 2 equity emissions, human safety as well as financial solidity; in the medium-to-long-term horizon, with reference to stock performance (TSR) and generat- ed value (NPV of proven reserves), assessed in relative terms with respect to peers, as well as, starting with the new share-based Incentive Plan 2020-2022, in relation to a series of results measured in absolute terms and characterized by a significant focus on the decarbonisation process, the energy transition and circular economy. Section I: votes in favor 2020 95.28% Short-term goals Long-term goals

**Eni** Report on remuneration policy and remuneration paid 2021

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## MARKET BENCHMARKS AND PEER GROUP

Chief Executive Officer

For the Chief Executive Officer, the positioning of the Company's remuneration is assessed by comparing the median vale for similar roles within the international Oil & Gas industry, with regard to upstream activities in particular and in line with the Company's strategy to increase its focus on this segment of the business. The median value of the remuneration of the Chief Executive Officer is also adjusted for differences in capitalisation compared with Eni. The comparator group includes 10 listed companies, which are Eni's competitors at the international level and possess comparable business characteristics, with regard to operations and geographical areas of interest, while taking account of median corporate dimensions (in terms of capitalization, reserves, output): *Apache, BP, Chevron, ConocoPhillips, Equinor, ExxonMobil, Marathon Oil, Occidental, Shell and Total*.

In line with this approach these companies also make up the Peer Group used for the relative comparison of Eni's performance under the new Long-Term Share Incentive Plan. Accordingly, the selection criteria required consideration only of those companies that publish data on the NPV of proven reserves that are comparable with Eni, using the calculation method defined by the SEC.

Chairwoman and non-Executive Directors

For the Chairwoman and the Non-Executive Directors, the positioning of remuneration is assessed by comparing similar roles in the Top Italy group, which is composed of the main companies listed on the FTSE MIB (*Assicurazioni Generali, Atlantia, Enel, Intesa Sanpaolo, Leonardo, Mediaset, Mediobanca, Poste Italiane, Prysmian, Snam, Terna, TIM, Unicredit*).

Managers with strategic responsbilities

For Managers with strategic responsibilities, the positioning of remuneration is assessed by comparing roles of the same level of managerial complexity and responsibility within industrial corporations in national and international markets.

Comparisons of remuneration have been conducted with the help of the advisory firms Mercer, Willis Towers Watson, and Korn Ferry.

## EMPLOYEES' REMUNERATION AND WORKING CONDITIONS

"Equal pay for equal work" principle

Eni places its people at the heart of its business strategy and has always positioned itself as a "caring Company", constantly committed to caring for its people in line with the United Nations objectives of wage improvement, reduction of income inequality, promotion of decent job opportunities, gender, generational, ethnic equality etc. according to the "equal pay for equal work" principle.

A worldwide integrated remuneration system

In particular, Eni applies a worldwide integrated remuneration system to all its people, also consistent with the reference markets in terms of pay progression and linked to company and individual performance, in compliance with local legislation. This system, as for the Chief Executive Officer, adopts market references made up, for each role, by the median of the sectors to which they belong, thus guaranteeing the application of fair and competitive remuneration policies with respect to the role and professional skills and always able to support a decent standard of living, higher than the mere subsistence levels and/or the legal or contractual minimums in force, as well as the minimum wages found on the local market, as highlighted by the indicators represented in the Summary, which show in particular a pay ratio of the Chief Executive Officer vs. employees on average lower than those of the Peer Group.

Fair and competitive remuneration policies

Eni also pays particular attention to the safety, well-being and quality of life of its people, as driving factors for the healthy growth of the Company. This is reflected in Eni's ongoing commitment in the field of Welfare and in an wide offer of benefits and services in different areas: from health protection to social security coverage, from work and private life balance to training.

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## Officers covered by the Policy

### CHAIRWOMAN OF THE BOARD OF DIRECTORS

Fixed remuneration

The 2020-2023 Remuneration Policy Guidelines for the Chairwoman call for a total fixed remuneration of €500,000 gross, including annual remuneration for the powers granted and emoluments as approved by the Shareholders' Meeting. The remuneration for powers may eventually be adjusted by the new Board based on the actual powers granted[24] and professional qualifications, taking account of remuneration benchmarks and compensation approved by shareholders for the office.

There is also an health and insurance coverage against permanent disability due to injury or illness contracted in the workplace or elsewhere.

No specific severance payments are provided, nor do any agreements exist for indemnities in the case of resignation or early termination of office[25].

### NON-EXECUTIVE DIRECTORS

Remuneration for participating on Board Committees unchanged towards previous mandate

The 2020-2023 Remuneration Policy Guidelines for Non-Executive Directors and/or independent Directors provide for the maintenance of the additional annual remuneration[26] provided for in the 2017-2020 term for participating on Board Committees; this can be adjusted following a change in the structure and number of Board committees and related work, taking account of remuneration benchmarks and the skills and qualifications required for the office:

- → for the Control and Risk Committees, remuneration of €70,000 for the Chairman and €50,000 for other members;
- → for the Remuneration Committee and the Sustainability and Scenarios Committee, remuneration of €50,000 for the Chairman and €35,000 for other members;
- → for the Nomination Committee, remuneration of €40,000 for the Chairman and €30,000 for other members.

No specific severance payments are provided for Non-Executive Directors, nor do any agreements exist for indemnities in the case of resignation or early termination of office[27].

### BOARD OF STATUTORY AUDITORS

New rules provide that the Remuneration Policy should also define the criteria for setting the remuneration for the Board of Statutory Auditors (pertaining to the Shareholders' Meeting, pursuant to Art. 2402 of the Italian Civil Code).

Remuneration should take into account the commitment (in terms of number and average duration of meetings), the know-how and qualifications required for the office, besides remuneration benchmarks in leading listed Italian companies.

Given that Eni is listed in the New York Stock Exchange, it is advisable to consider an increase in the total remuneration amount, taking into account the activities carried out within the Board

(24) Non-executive powers for the 2017-2020 term, connected with the performance of guarantor duties within the internal control system, managing the relationship between the head of the Internal Audit Unit and the Board. The Chairman also performs the representation duties set out in the By-laws, managing the Company's institutional relations in Italy in coordination with the Chief Executive Officer.

(25) In consideration of the referral to this Report, in the 2018 Report on Corporate Governance and Ownership Structure, which is available in the Corporate Governance section of the Company's website, this information is being published in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation (agreements between companies and directors, members of the control body or supervisory council which envisage indemnities in the event of resignation or dismissal without just cause, or if their employment contract should terminate as the result of a takeover bid).

(26) This remuneration supplements that to be approved by the shareholders on May 13, 2020 for Directors in the amount of €80,000 gross per year in the 2020-2023 term.

(27) Information provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation, as specified under note 24 above.

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of Statutory Auditors and additional tasks to be performed in the capacity as Audit Committee pursuant to SEC regulations.

## CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER

The 2020-2023 Remuneration Policy Guidelines take the maximum remuneration level provided for in the 2017-2020 term as the maximum potential overall remuneration, allowing for adjustments reflecting strategic challenges and the mix of skills/experience of the designated person, taking into account remuneration benchmarks.

### FIXED REMUNERATION

Maximum fixed remuneration unchanged from the previous term

Fixed Remuneration (FR) for the 2020-2023 term cannot exceed €1,600,000; this maximum level can be decreased in the event of changes of current offices, powers and employment relationships, and also based on the qualifications of the designated person. This remuneration encompasses any emoluments due for participation in the meetings of the boards of directors of other Eni subsidiaries and/or shareholdings.

Should the CEO be given the role of General Manager, with the related management relationship, the CEO will also be entitled to receive an allowance for travel, in Italy and abroad, in line with the applicable provisions under the relevant national collective bargaining agreement for senior managers of industrial companies and with supplementary company-level agreements.

### VARIABLE REMUNERATION: SHORT-TERM INCENTIVES WITH DEFERRAL

The guidelines for the new term provide for the maintenance of Short-term Incentive Plan with deferral, as approved by the shareholders on April 13, 2017 within the scope of the Remuneration Policy Guidelines for the 2017-2020 term.

**Performance conditions**

The Short-term Incentive with deferral is tied to achieving the annual targets set by the Board.

Adjustment of the Indicators energy transition and decarbonisation

The 2021 targets approved by the Board on March 18, 2021 for the 2022 short-term variable incentive system with deferral call for maintenance of a structure that is focused on essential milestones in line with the Strategic Plan and balanced in respect of the interests of the various stakeholders, with a further adjustment and strengthening of the objectives with respect to the issues of energy transition and decarbonisation, through the adoption of performance indicators strictly connected to the corporate strategy and aimed at measuring the achievement of annual objectives with a view to medium-long term sustainability. The value of each indicator is in line with the budgeted figure. The structure and weight of the various targets are shown in the table 7.

TABLE 7 – 2021 TARGETS FOR THE SHORT-TERM INCENTIVE PLAN WITH DEFERRAL 2022

| ECONOMIC AND FINANCIAL RESULTS (25%) | OPERATING RESULTS AND SUSTAINABILITY OF ECONOMIC RESULTS (25%) | ENVIRONMENTAL SUSTAINABILITY AND HUMAN CAPITAL (25%) | EFFICIENCY AND FINANCIAL STRENGTH (25%) |
|---|---|---|---|
| **INDICATORS**<br>Earning Before Tax (12.5%)<br>Free Cash Flow (12.5%) | **INDICATORS**<br>Hydrocarbon production (12.5%)<br>Incremental Installed Capacity from renewable (12.5%) | **INDICATORS**<br>GHG emission intensity Scope 1 and 2 – equity (12.5%)<br>Severity Incident Rate (12.5%) | **INDICATORS**<br>ROACE (12.5%)<br>Net Debt/EBITDA adjusted (12.5%) |
| **LEVERS**<br>Upstream expansion<br>Strengthen Gas & Power operations<br>Resilience in downstream<br>Green business | **LEVERS**<br>Fast track approach<br>Renewable energies development | **LEVERS**<br>Decarbonisation<br>HSE and sustainability | **LEVERS**<br>Financial discipline<br>Efficiency of operating costs and G&A<br>Optimisation of working capital |

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In particular:

Economic and financial results

- the indicators **Earnings Before Taxes (EBT)** and **Free Cash Flow (FCF)** are measures of Eni's ability to ensure the profitability of our businesses and to provide sufficient cash flows to provide a return on investment and pay dividends, even in particularly challenging contexts. In this regard, Eni seeks to constantly expand our business, in the upstream segment, by way of a targeted exploration strategy and and dual-exploration model that allows us to quickly monetize reserves, as well as organic growth in production generated at particularly competitive cost points; in the mid-downstream segment, reinforcement is pursued by expanding our LNG portfolio and our base of retail customers, while in the downstream segment there is a constant focus on optimising our industrial structure and developing the green business;

Operating targets and sustainability of economic results

- the indicators of **hydrocarbon production** and **incremental installed capacity of Renewables** make it possible to balance the development of the upstream business with the development objectives of renewable energy connected to the strategy of decarbonising operations and products;

Environmental sustainability and human capital

- the **Upstream GHG emission intensity indicator** ($tCO_2eq./kboe$) reflects Eni's commitment to reducing GHG emissions, in line with the medium-long term objectives that will lead the Company to decarbonise all products and processes by 2050. Eni aims to eliminate the carbon footprint associated with its activities, which also involves the gradual reduction of the emission intensity of Scope 1 and Scope 2 upstream emissions, considering for this purpose both the production operated and that not operated (equity); the **indicator Severity Incident Rate (SIR)** reflect Eni's HSE priorities and the central importance of our commitment to individual safety. The prevention and risk minimization are cornerstones of Eni's operations in our commitment to achieving constant improvements in safety for all workers and to expressing this commitment in the process of assessing the performance of senior management. In particular, use of an SIR focuses Eni's commitment on reducing serious injuries given that it calculates the frequency of injuries over the number of hours worked, but weighted for the actual severity of the incident;

Efficiency and financial strength

- the **indicators ROACE and debt-to-EBITDA** measure the Company's financial discipline and the quality of our financial structure and earnings, which translates into a careful selection of investments, into efficiency and cost control, and into a rapid return on investment. All of these efforts enable us to reinforce our resiliency even during economic downturns.

Achievement of the targets is assessed net of any variable, exogenous effects (e.g. Oil & Gas prices or euro/dollar exchange rates) and in application of a predetermined method of gap analysis as approved by the Remuneration Committee.

**Incentive mechanisms and levels**

Incentive mechanisms and levels unchanged

In line with the general Remuneration Policy principles, the STI Plan with deferral features the same characteristics as in the previous term, described below. Each target is predetermined and measured based on a performance scale of 70-150 points (target=100) in relation to the weight assigned to each (a score below 70 points implies a performance multiplier of zero). For purposes of the total incentive award, the minimum overall performance is 85 points. Considering the need to promote business development initiatives, it is also envisaged that a multipler of 1.1 may be applied to the overall performance score to reflect portfolio development operations not foreseen in the budget, if the Board of Directors, at the time of their approval, recognizes them as transactions of particular relevance for the purposes of implementing the strategic guidelines of the 2020-2023 Plan and the Remuneration Committee considers them relevant for the purposes of annual performance. In any case, the maximum score of the performance scale cannot exceed 150 points.

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The **Total Incentive** (TI) is calculated using the following formula.

$$TI = FR \times I_{Target} \times M$$

Where FR is total fixed remuneration and "$I_{Target}$" is the incentive percentage at target performance level, which is set to 150% of total fixed remuneration for the Chief Executive Officer, and M is the multiplier related to overall performance, as shown in the chart below.

**CHART 11 – TOTAL INCENTIVE MULTIPLIER**


Annual Multiplier
150%
100%
85%
Annual Performance
70
85
100
150
Budget

The total incentive is divided in:

1) An **Annual incentive** ($I_{year}$) equal to 65% of the total incentive, paid in the year following the year in which the performance was attained.

Annual incentive payable in the year

$$I_{Year} = TI \times 65\%$$

The levels of the fraction of the incentive payable during the year, depending on the performance levels achieved, are shown in the table below[28].

**TABLE 8 – LEVELS OF ANNUAL PAYABLE INCENTIVE**

| Annual performance | <85 | 85 threshold | 100 target | 150 max |
|---|---|---|---|---|
| Annual incentive (in % of Fixed Rem.) | 0% | 83% | 98% | 146% |

2) a **Deferred incentive ($I_D$)** equal to 35% of the total incentive:

Deferred portion subject to further performance conditions over the three-year period

$$I_D = TI \times 35\%$$

subject to further performance conditions during a three-year vesting period, as shown in the chart below payable in the year after the period.

(28) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:
→ Threshold: 83% = 65% x (150% x 85%)
→ Target: 98% = 65% x (150% x 100%)
→ Max: 146% = 65% x (150% x 150%)

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**CHART 12 – DEFERRED INCENTIVE - TIMELINE**

| PERFORMANCE AND VESTING PERIOD | | | |
|---|---|---|---|
| YEAR T | YEAR T+1 | YEAR T+2 | YEAR T+3 |
| → Attribution of STI deferred portion | | | → Payment of STI deferred portion |

The deferred portion payable at the end of the period (IDE) is determined as follows:

$$I_{DE} = I_D \times M_D$$

Where $M_D$ is the final multiplier given by the average of the annual multipliers recorded over the three-year period in relation to the performance achieved based on the chart of annual Eni targets, as shown in the chart below.

**CHART 13 – DEFERRED INCENTIVE MULTIPLIER**


Annual Multiplier
230%
130%
85%
Annual Performance
70
85
100
150
Budget

The levels of the payable deferred portion, depending on the performance levels achieved throughout the three-year period, are shown in the table below[29].

**TABLE 9 – LEVELS OF PAYABLE DEFERRED INCENTIVE**

| Average 3-year performance | <85 | 85 threshold | 100 target | 150 max |
|---|---|---|---|---|
| Deferred incentive (in % of Fixed Rem.) | 0% | 38% | 68% | 181% |

## VARIABLE REMUNERATION: LONG-TERM SHARE INCENTIVE

The 2020-2022 ILT Share Plan, approved by the Shareholders' Meeting of May 13, 2020 provides for three annual awards starting from 2020, each with a three-year vesting period, in accordance with the timeline below.

(29) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 38% = 35% x (150% x 85%) x 85
- Target: 68% = 35% x (150% x 100%) x 130
- Max: 181% = 35% x (150% x 150%) x 230

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**CHART 14 – LTI SHARE-BASED PLAN TIMELINE**

| PERFORMANCE AND VESTING PERIOD | | | |
|---|---|---|---|
| YEAR T | YEAR T+1 | YEAR T+2 | YEAR T+3 |
| → Award of shares | | | → Granting of shares |

Objectives of LTI share-based Plan

**Performance conditions**

As to the performance conditions, the relative performance parameters used in the previous Plan, assessed in relative terms to the Peer Group, were integrated with four new absolute parameters assessed over the three year-period, with a view to better balancing the targets in accordance with the stakeholders expectations and supporting the implementation of the Strategic Plan. The targets and related weightings are as follows:

1) 25% **Market target**: linked to the Total Shareholder Return (relative)
2) 20% **Industrial target**: Net Present Value of proven reserves (relative)
3) 20% **Economic-financial target**: organic Free Cash Flow (absolute)
4) 35% **Environmental sustainability and Energy transition targets**, made up as follows:
    4.1) 15% **Decarbonisation target**: $CO_2$eq. Emission Intensity Upstream Scope 1 e Scope 2 equity (absolute)
    4.2) 10% **Energy Transition target**: development of electricity generation from renewables (absolute)
    4.3) 10% **Circular Economy target**: Important projects (absolute)

For the two relative parameters, the reference Peer Group is described in the section "Market References and Peer Group" (*Apache, BP, Chevron, ConocoPhillips, Equinor, ExxonMobil, Marathon Oil, Occidental, Shell and Total*).

The descriptions of each indicator are given below:

1) The difference between the TSR of Eni share and the TSR of the FTSE Mib index of Borsa Italiana, adjusted by the Eni correlation index, compared with the equivalent adjusted TSR measures for each company of the Peer Group, as shown in the following formula:

$$\Delta TSR = TSR_{CO} - (TSR_{IDX} \times \rho_{CO,IDX})$$

Where:
$TSR_{CO}$: TSR of Eni or of one of the companies of the Peer Group;
$TSR_{IDX}$: TSR of the reference stock market index of the company to which the $TSR_{CO}$ applies;
$\rho_{CO,IDX}$: Correlation coefficient between the performance of the shares and the performance of the reference market (FTSE Mib, S&P 500, FTSE 100, CAC 40, AEX, OBX).

This indicator allows to neutralize the potential effects on the TSR of each company of developments in the respective stock market. More specifically, this neutralisation is proportionate to the correlation between the stock and the market over the same three-year period by using the correlation coefficient.

2) Net Present Value (NPV) of proven reserves vs the Peer Group, measured in terms of the annual unit value ($/boe), calculating the average annual performance over the three-year period. For the two relative indicators , the Peer Group is the same as described in the "Market References and Peer Group" section (*Apache, BP, Chevron, ConocoPhillips, Equinor, ExxonMobil, Marathon Oil, Occidental, Shell and Total*).
3) Organic Free Cash Flow cumulated in the three-year reference period compared to the equivalent cumulated value provided for in the first 3 years of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged during the performance period. The verification of Free Cash Flow targets is conducted net of exogenous variables,

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using a gap-analysis approach approved by the Remuneration Committee, in order to enhance the effective corporate performance deriving from the management action.

4) Development of electricity generation from renewable resources, measured in terms of MW of installed capacity at the end of the three-year performance period, compared with the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of attribution and kept unchanged over the performance period.
5) Decarbonisation objective: measured as the final value of Upstream Scope 1 and Scope 2 GHG Emission Intensity at the end of the three-year period ($tCO_2eq./kboe$) relating to the production of hydrocarbons in operated and unoperated assets, compared with the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of attribution and kept unchanged over the performance period.
6) Circular economy objective: measured in terms of progress of three important projects compared with the progress expected in the first 3 years of the Strategic Plan approved by the Board of Directors in the year of attribution and kept unchanged over the performance period.

**Long-term Share Plan 2020-2022 2021 LTI awarded - targets of absolute objectives**

According to the provisions of the Information Document of the 2020-2022 Long-term share Plan, available on the Company's website, table 10 shows the three-year performance levels of the absolute objectives of the second award of the Plan (award 2021, with performance period 2021- 2023). The mentioned performance targets were approved by the Board of Directors, on the proposal of the Remuneration Committee, at the meeting of March 18, 2021, also providing for an extension of the decarbonisation indicator to Scope 1 and Scope 2 equity emissions.

**TABLE 10 – ABSOLUTE 2021-2023 TARGETS FOR THE 2021 AWARD OF THE 2020-2022 LTI SHARE-BASED PLAN**

| Absolute targets | Indicator | Measurement unit | Threshold | Target | Maximum |
|---|---|---|---|---|---|
| Economic-Financial | Organic Free Cash Flow | Euro billions cumulated over 2021-2023 | 8.92 | 9.67 | 11.17 |
| Decarbonisation | GHG emission intensity upstream Scope 1 and 2 – equity | $tCO_2eq./kboe$ at 31.12.2023 | 20.2 | 19.7 | 18.7 |
| Energy transition | Electricity generation capacity from renewables | MW of installed capacity at 31.12.2023 | 2,868 | 3,100 | 3,565 |
| Circular economy | Three important projects[a] | No. projects with progress at 31.12.2023 in line with Strategic Plan | 1 project | 2 project | 3 project |

(a) The three projects relate to:
→ increase in bio-refinery capacity;
→ elimination of palm oil charge in the Gela and Venice refineries;
→ chemical recycling demo plant in Mantua.

**Incentive mechanisms and levels**

The annual award of shares is calculated using the following formula:

$$\text{No. Awarded shares} = \frac{FR \times \%I_{Target}}{Price_{Attr}}$$

Where FR is total fixed remuneration, $I_{Target}$ is the incentive percentage at target performance level, which is set to 150% of total fixed remuneration for the Chief Executive Officer, and $Price_{Attr}$ is the price of the award calculated as the average of the daily official prices (source: Bloomberg) recorded in the four months before the month in which the Board of Directors approves the plan rules and the award to the Chief Executive Officer. Grantable shares at the end of the three-year vesting period are calculated using the following formula:

41 Eni Report on remuneration policy and remuneration paid 2021 No. Granted shares = No. Awarded shares x MF In which the multiplier is equal to the weighted average of the multipliers of each parameter. For relative parameters (linked to TSR and NPV of proven reserves), each multiplier may be between zero and 180%, with a threshold set at a median level, in accordance with the scale shown below. TABLE 11 – PERFORMANCE SCALE – MULTIPLIER FOR RELATIVE PARAMETERS Ranking 1° 2° 3° 4° 5° 6° 7° 8° 9° 10° 11° Multiplier 180% 160% 140% 120% 100% 80% 0% 0% 0% 0% 0% Median positioning For absolute objectives (FCF, Decarbonisation, Energy Transition and Circular Economy), perfor- mance will be measured based on a partial multiplier between zero and 180% determined as a function of performance, as in the following chart: The table below shows the thresholds, targets and maximum monetary value of shares (as a percentage of fixed remuneration) grantable to the Chief Executive Officer at the end of the vest- ing period, net of the change in share price for the period30. TABLE 12 – VALUE LEVELS OF GRANTABLE SHARES Average 3-year weighted performance <40 40 threshold* 115 target 180 max Value of shares (in % of Fixed Rem.) 0% 60% 174.75% 270% (*) The threshold can be exceeded, for example, when the minimum performance level is achieved for all absolute parameters (Free Cash Flow, Decarbonisation, Energy Transition and Circular Economy). (30) The incentive values as a % of fixed remuneration shown in the table were calculated as follows: Threshold: 60% = 150% x 40% Target: 174.75% = 150% x 116.5% Max: 270% = 150% x 180% CHART 15 – PERFORMANCE SCALE - MULTIPLIER FOR ABSOLUTE PARAMETERS 200% 180% 160% 140% 120% 100% 80% 60% 40% 20% 0% 180% 130% 80% Target Performance Minimum Performance Maximum Performance Partial Multiplier

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The Plan Rules provide that 50% of the shares assigned at the end of the vesting period shall remain restricted for a period of 1 year from the date of assignment for the Managing Director and Managers in service.

In the event of early termination for the Chief Executive Officer, due to resignation and not justified by a substantial reduction in powers or of termination for just cause, all rights to the award and payment of incentives shall lapse.

Pro-rata mechanism in case of consensual termination of office or employment

In the event of termination related to expiry of the term of the Board of Directors without renewal, the award of Eni shares of each grant will be prorated with respect to the period of permanence in office, according to the results verified over the same period.

**NON-MONETARY BENEFITS**

There is a life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere. Also provided, as per provisions contained in the national collective bargaining agreement and the supplementary company agreements for Eni senior managers, is enrolment in the supplementary pension plan (FOPDIRE)[31] and in the supplementary health plan (FISDE[32]), together with a company car for business and personal use.

**PAY MIX**

Pay mix with a dominant weighting attributed to the variable long-term component

The remuneration package for the Chief Executive Officer includes a fixed component, a short-term variable component, and a long-term variable component, which comprises a short-term incentive deferral and long-term share incentive determined using internationally recognized methodologies for remuneration benchmarks.

The pay mix, calculated by considering fixed remuneration as the base, is weighted significantly towards the variable components, with a dominant weighting attributed to the long-term component, as shown in the figure below.

**CHART 16 – PAY MIX AD**


Fixed remuneration
Short-term incentive
Long-term incentive
40%
30%
Target
30%
53%
28%
Maximum
19%

(31) Defined-contribution and individual-capitalization contractual pension fund (www.fopdire.it).
(32) Supplementary health care fund for active or retired senior management and their family members (www.fisde-eni.it).

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### PAYMENTS DUE IN THE EVENT OF TERMINATION OF OFFICE OR EMPLOYMENT[33]

**Severance package:**

For the Chief Executive Officer: indemnity in the event of early termination and/or non-renewal of the office, set at two years of fixed remuneration for the position.

Consistent with European Recommendation

For the General Manager, if appointed: indemnity in the event of the consensual termination of the management relationship, unchanged compared with the previous term (two years of fixed remuneration plus short-term incentive), taking due account of the provisions of the appropriate national collective bargaining agreement providing for a maximum of three years of total actual remuneration[34].

Consistent with national bargaining collective agreement

**Non-compete agreement:**

During the 2020-2023 term, in order to safeguard the Company's interests, non-compete agreements may be put in place and will be activated at the sole discretion of the Board through the exercise of an option right, with a fixed payment determined in relation to the obligations established under the agreement (duration and scope of the restrictions on business activities and Countries of operation) up to a maximum, for each year of obligation, equal to fixed remuneration plus a component determined in line with the average annual performance of the STI Plan over the previous term, varying between €500,000 (target) and €1,000,000 (maximum). The payment for the option right shall not exceed €300,000.

## MANAGERS WITH STRATEGIC RESPONSIBILITIES

For Managers with strategic responsibilities, the 2020-2023 Remuneration Policy Guidelines are unchanged on those for the previous term, maintaining remuneration plans that are strictly in line with those of the Chief Executive Officer, to better guide and align managerial action with the objectives set out in the Company's Strategic Plan, and with the provisions and protections laid down by national collective bargaining agreement for senior managers.

In particular, the Long-Term Share Incentive Plan and Short-Term Variable Incentive Plan with deferral – intended for the Chief Executive Officer – will also apply to Managers with strategic responsibilities.

Incentive Plans closely consistent with those provided for the CEO/GM

### FIXED REMUNERATION

Fixed remuneration is based on roles and responsibilities assigned taking into consideration a graduated and a generally median to below-median positioning versus national and international executive markets for comparable roles. It may be updated periodically, during the annual salary review for all managers.

Fixed remuneration differentiated by level of responsibility and complexity of position

Given current market comparators and trends, the Guidelines provide for a selective approach to salary reviews, while maintaining appropriate levels to ensure competitiveness and motivation.

(33) Information provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation, as specified under note 33 above.

(34) In cases of termination not due to just cause, protections laid down by national collective bargaining agreements provide for up to a maximum of 36 months of total remuneration (fixed remuneration, short and long term variable incentives, benefits), including the amount due by way of notice indemnity (equal to a minimum of 6 months, up to a maximum of 12 months, depending on seniority).

44 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex More specifically, proposed actions will include measures to adjust fixed/one-off remuneration for those in positions that have seen a significant increase in responsibility or scope, and to address retention risk and reward excellent performance. In addition, in their capacity as Eni officers, Managers with strategic responsibilities are entitled to receive allowances due for travel in Italy and abroad, in line with applicable provisions of the Italian national collective bargaining agreement for senior managers and supplementary Com- pany agreements. VARIABLE INCENTIVE PLANS Short-term Variable Incentive Plan with deferral The Short-Term Incentive Plan with deferral, already described for the Chief Executive Officer, will be maintained in 2021. The targets set for Managers with strategic responsibilities are consistent with those assigned to the Chief Executive Officer, on the basis of the same balancing of stakeholder interests, in addition to relevant individual targets, consistent with the responsibilities of the role and the provisions of the Company’s Strategic Plan. For Managers with strategic responsibilities, the target incentive levels for the Short-term Variable Incentive Plan differ depending on the role’s level of responsibilities and complexity up to 100% of fixed remuneration, with a maximum incentive level payable for the annual and deferred portions of 98% and 121% of fixed remu- neration, respectively. Long-term Variable Incentive Plan Managers with strategic responsibilities participate in the 2020-2022 Long-Term Performance Share Plan. The Plan is directed at managers who are critical for the business and envisages three annual awards, starting in 2020, with the same performance conditions and characteristics as those described above for the Chief Executive Officer. For Managers with strategic responsibilities, the value of the shares to be awarded each year differs depending the level of their role and is limited to a maximum of 75% of fixed remuner- ation, with the maximum award corresponding to 135% of fixed remuneration, calculated with reference to the grant price of the shares. NON-MONETARY BENEFITS In line with national collective bargaining agreement and supplementary Company-level agreements for Eni managers, the Policy Guidelines provide for life and disability insurance cover (due to workplace or other injury or illness), as well as enrolment in the supplementary pension plan (FOPDIRE) and health plan (FISDE), together with a company car for business and personal use, and the possible assignment of housing based on operational and mobility requirements. PAY MIX In line with market best practice, as well as the valuation methods used for the Chief Ex- ecutive Officer, the average target pay mix and maximum of the remuneration package for Managers with strategic responsibilities who are eligible for the Short-Term Monetary Plan with deferral and the Long-Term Performance Share Plan features a balance between fixed and variable components that is weighted towards medium-long term variable incentives. Balance between fixed and variable remuneration in relation to level of responsibility and impact on business

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CHART 17 – PAY MIX DIRS


Fixed remuneration
Short-term incentive
Long-term incentive
25%
25%
Target
50%
37%
27%
Maximum
36%

## PAYMENTS DUE IN THE EVENT OF CONSENSUAL TERMINATION OF EMPLOYMENT

Managers with strategic responsibilities, as well as Eni senior managers, are entitled to severance benefits for employment termination established by law and applicable national collective bargaining agreements together with any termination indemnities agreed on an individual basis, in accordance with the criteria established by Eni for cases of early termination, within the limits of protections envisaged by applicable national collective bargaining agreements[35] and consistent with application criteria of the Italian Corporate Governance Code (Art. 6 C. 1 lett.g). These criteria take into account the position held, statutory retirement age and actual age of the manager at the time employment is terminated and the annual remuneration received. For cases of termination that present high competitive and litigation risks relating to the nature of the position, agreements may contain additional non-compete clauses, with duration up to one year and payments defined in relation to remuneration level, scope, duration and effectiveness of the agreement. The consensual termination of the employment relationship entails, for the beneficiaries of long-term incentive plans, the pro-rata payment of the incentives in proportion to the vesting period that has elapsed, taking into account[36].

(35) In cases of termination not due to just cause, protections laid down by national collective bargaining agreements provide for up to a maximum of 36 months of total remuneration (fixed remuneration, short and long term variable incentives, benefits), including the amount due by way of notice indemnity (equal to a minimum of 6 months, up to a maximum of 12 months, depending on seniority).

(36) For more information please refer to Information Documents of the Current Plans, available on the website of the Company.

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# Section II - Compensation and other information

This Section is subject to the consultative vote of the Shareholders' Meeting of May 12, 2021.

## Introduction

Section II:
votes in favor 2020
meeting 96.23%

The Committee positively acknowledged the consultative vote expressed by the shareholders during the Shareholders' Meeting of 13 May 2020 on the second section of the Report relating to the remuneration paid in the previous year with favorable votes equal to 96.23% of the participants. The Shareholders' Meeting of May 13, 2020 appointed Lucia Calvosa as Chairwoman of the Board; on May 14, 2020 the Board of Directors conferred on her the same powers as the outgoing Chairwoman while adding powers on integrated projects and international agreements of strategic importance to be exercised in agreement with the CEO.

The Board of Directors of May 14, 2020 also confirmed Claudio Descalzi as Chief Executive Officer and General Manager for the 2020-2023 term, conferring on him the same powers as in the previous term. The Board of Directors held on June 4 and July 29, in accordance with the maximum remuneration references approved by the Shareholders' Meeting of May 13, 2020 and taking into account the substantial continuity in the roles and powers conferred, as well as the competence and experience profile of the designated subjects, resolved to confirm the remuneration set for the previous term.

The Board of Directors of June 4, 2020, as part of a reorganization aimed at implementing the new corporate strategy for the evolution of Eni's business, established two General Departments (Energy Evolution and Natural Resources) the Head of which, being included among the Managers with strategic responsibilities, fall within the related remuneration policy approved by the Shareholders' Meeting of May 13, 2020.

In accordance with the new Consob Issuers Regulation of December 10, 2020, as from this year Section II reports the remuneration on an accrual basis as required by the law. Therefore, the section shows fixed remuneration accrued in 2020 and short and long-term variable incentives accrued with respect to the final performance in 2020 and payable/assignable in 2021.

As regards the 2021 Short-Term Incentive accrued in 2020 for Chief Operating Officers and other Managers with Strategic Responsibilities, since individual performance results are unavailable at the date of approval of this Report, the Report shows the value of incentives envisaged by the policy individual performance at target level.

As regards the Long-Term Share Incentive awarded in 2018 with accrual period 2018-2020, since the final results of the parameter NPV of Proven Reserves is available only upon publication of the financial statements of the companies making up the Peer Group, the Report shows the value of incentives based on an estimate of the final multiplier calculated on the basis of the results already recorded and an estimate of the 2020 result of the parameter NPV of Proven Reserves at target level.

The incentives that will actually be paid/assigned in 2021, both relating to the Short-Term Plan and the Long-Term Share Plan, will be disclosed in the 2022 Remuneration Report.

47 Eni Report on remuneration policy and remuneration paid 2021 Furthermore, as required by the new regulation, Section II compares the change in Directors remuneration between 2020 and 2019 with that observed for Eni’s Italian employees, accord- ing to the methods indicated by Consob in the transitional period of first application of the regulation. Implementation of the 2020 remuneration policies Implementation of the 2020 remuneration policies for Directors, Chief Operating Officers and Managers with strategic responsibilities, as verified by the Remuneration Committee in conjunction with its periodic assessment as called for the Corporate Governance Code, was in line with the Remuneration Policy approved by the Shareholders’ Meeting on May 13, 2020 for the whole 2020-2023 term, taking account of the provisions of the resolutions of the Board of Directors of June 4, and July 29, 2020, concerning, respectively, remuneration for Non-Executive Directors serving on Board committees and the remuneration of Directors with delegated powers in compliance with the criteria and maximum limits approved by the shareholders. Moreover, acting on the proposal of the Remuneration Committee, on March 18, 2021, the Board of Directors further adjusted the 2021 performance targets of the Short and Long-Term Incen- tive Plans (STI and Share-based LTI Plans) to the energy transition and decarbonisation strategy, replacing the indicator of exploration resources in the IBT Plan with incremental installed capac- ity of renewables and extending, both for the STI and LTI Plans, the decarbonisation objective to Scope 1 and Scope 2 equity emissions. Disclosure on actions taken in 2020 in response to COVID-19 pandemic When implementing the 2020 remuneration policies for managers, Eni took into account the context determined by the health emergency from COVID-19 taking steps to reduce overall executive labour costs by approximately €28.5 million compared to the budget, as well as through other management savings and the further deferral of a 50% portion of the 2017 de- ferred incentive accrued in the 2017-2019 period, with an overall cash benefit of approximately €74 million in 2020. As already done the previous year, in 2021 the payment of a 50% portion of the 2018 deferred incentive will be further deferred to 2022. Another measure provides for the deferral to January 2022 of 25% of the annual portion of the short-term incentive, accrued in favour of the Chief Executive Officer, the Chief Operating Officers and other Managers with strategic responsibilities in 2020 and payable in March 2021. Disclosure on remuneration changes in 2019-2020 For the Chairwoman and the non-executive Directors, there are no changes in remuneration occurred in 2020 compared to the previous year, their remuneration having remained un- changed since 2017. For the Chief Executive Officer and General Manager, fixed remuneration for 2020 remained un- changed, while overall remuneration, including the incentives paid in 2020, showed a decrease of -10.6% over 2019.

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**TABLE 13 – REMUNERATION PAID TO THE CEO/GM IN 2019-2020** (thousands of euros)

| Year | Fixed remuneration | Annual Bonus | Long-term Incentive | Benefits | Total |
|---|---|---|---|---|---|
| 2019 | 1,600 | 1,981 | 2,090[a] | 23 | **5,694** |
| 2020 | 1,600 | 1,981 | 1,469[b] | 40 | **5,090** |

(a) Includes deferred Monetary incentive awarded in 2016 (€1,469 thousand) and Long-term incentive awarded in 2016 (€621 thousand).
(b) Deferred portion of the Short-term incentive awarded in 2017 and accrued in the period 2017-2019.

In the same period, total remuneration of Eni employees in Italy showed an average decrease of -2.5%[37].

The Company's operating and financial performance was significantly impacted by the crisis due to the COVID-19 epidemic. In this context, Eni implemented decisive measures to safeguard the health of employees and the liquidity and the financial strength of the Company; through leveraging the actions put in place, Eni's 2020 adjusted cash flow of € 6.7 billion was able to finance the capex and keep net debt (before IFRS 16) at the same level as at the end of 2019, while leverage was at around 30%.

## VERIFICATION OF 2020 PERFORMANCE FOR THE PURPOSE OF THE ACCRUAL OF INCENTIVES PAYABLE AND/OR ASSIGNABLE IN 2021

This section covers the verification of results for 2020, as approved by the Board of Directors on March 18, 2021 for the purpose of incentives payable/assignable and/or awardable in 2021 to the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities.

### SHORT-TERM INCENTIVE PLAN WITH DEFERRAL (STI PLAN) 2021

**Verification of objectives 2020**

In relation to the impact caused by the COVID-19 epidemic, the outgoing Board of 25 March 2020, had approved the review of the activities planned for 2020 and 2021 and the outgoing Remuneration Committee had recognized the need to review the Eni 2020 objectives chart, approved by the Board on March 18, 2020, and to transfer to the new Directors the recommendation to evaluate and approve the proposed revision of the chart, in strict consistency with the revisions made to the Plan budget. The new Board, on the proposal of the new Remuneration Committee, deeming this recommendation correct, approved on June 4, 2020 the revision of the objectives chart, evaluating it in line with the actions implemented to protect the liquidity and capital solidity of the Group.

The verified performance related to objectives assigned in 2020 to the Chief Executive Officer and General Manager was approved by the Board, based on a recommendation by the Remuneration Committee, on March 18, 2021 and resulted in a performance score of 138 points on the measurement scale used, the target and maximum performance of which are 100 and 150 points, respectively. The table shows the weightings and performance level achieved for each objective[38].

(37) The change for employees is calculated considering the average total remuneration of Eni employees (including subsidiaries) in Italy at 31 December, including all monetary components and benefits.

(38) The table does not show ex post information on the targets due to non-disclosure requirements of business forecast data which are confidential on a competitive and or sensitive level in management terms.

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### TABLE 14 – VERIFICATION OF 2020 OBJECTIVES

| Performance parameters | % weight | Unit | Result | Minimum 70 | Budget 100 | Maximum 130 | Over performance 150 | Performance score | Weighted score |
|---|---|---|---|---|---|---|---|---|---|
| i. Economic and financial results | 25.0 | | | | | | | | 37.5 |
| EBT (Earning Before Tax) adjusted | 12.5 | € bln | 1.0 | | | | | 150.0 | 18.8 |
| Free Cash Flow | 12.5 | € bln | -0.9 | | | | | 150.0 | 18.8 |
| ii. Operating results and sustainability of economic performance | 25.0 | | | | | | | | 31.8 |
| Hydrocarbon production | 12.5 | kboed | 1,733 | | | | | 106.0 | 13.3 |
| Added exploration resources | 12.5 | boe mln | 405 | | | | | 148.0 | 18.5 |
| iii. Environmental sustainability and human capital | 25.0 | | | | | | | | 31.6 |
| Severity Incident Rate (SIR) – employees and contractors weighted | 12.5 | (*) | 19 | | | | | 132.0 | 16.5 |
| $CO_2$ emissions/UPS output | 12.5 | $tCO_2eq.$/kboe | 20.0 | | | | | 121.0 | 15.1 |
| iv. Efficiency and financial strength | 25.0 | | | | | | | | 37.5 |
| ROACE (Return On Average Capital Employed) adjusted | 12.5 | % | -0.59 | | | | | 150.0 | 18.8 |
| Net Debt/EBITDA adjusted | 12.5 | index | 1.74 | | | | | 150.0 | 18.8 |
| Total | 100.0 | | | | | | | | 138.4 |

(*) (Total recordable injuries weighted for severity/hours worked ) x 1,000,000.

The verification of objectives was conducted net of exogenous variables (e.g. Oil & Gas prices and the euro-dollar exchange rate) using the gap-analysis methodology approved by the Remuneration Committee. The following are the main results for each objective:

- EBT: improvement of performance in all sectors by way of significant reduction of costs particularly in the upstream sector, improvements of margins in the Global Gas & LNG sector plus the positive contribution of oil and bio refinery and marketing.
- Free cash flow: increasing by way of improvements in the economic performance and as a result of decreases in investments.
- Hydrocarbon production: in line with target.
- Exploration resources: significant exploration resources were added, particularly in Egypt, Angola, Mexico, Vietnam and United Arab Emirates confirming the role of exploration activities in ensuring organic growth.
- Severity Incident Rate a (total recordable incident rate per employee and contractor for million of worked hours weighting injuries on the basis of severity): the rate improved due to a decrease in especially severe incidents.
- $CO_2$ emissions/operated upstream production: this indicator improved thanks to the optimisation of some assets, a reduction in flaring/venting emissions and methane fugitives.
- ROACE: this performance was achieved by improving economic results.
- Debt/EBITDA: this performance was achieved by improving economic and financial results and thanks to the first emission of hybrid bonds.

### DEFERRED SHORT-TERM PLAN (STI PLAN) 2018

**Verification of objectives 2018-2020 - deferred portion**

The 2018 STI Plan calls for the deferral of a 35% portion of the incentive over a three-year vesting period, upon verification of annual performance levels of Eni in the 2018-2020 period. On March 18, 2021 the Board of Directors, acting on the proposal of the Remuneration Committee, approved a 2020 performance score of 138 points resulting in a partial multi-

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plier of 206%. With reference to the already verified performance levels of 2018 and 2019, the final multiplier to be applied to the deferred portion awarded in 2018 for payment in 2021, came to 191%. Table 15 shows the performance levels achieved during the vesting period.

**TABLE 15 – FINAL MULTIPLIER OF THE 2018 STI DEFERRED PORTION ACCRUED IN 2018-2020**

| | 2018 Performance | 2019 Performance | 2020 Performance | Final multiplier for payment 2021 |
|---|---|---|---|---|
| Eni Performance score | 127 | 127 | 138 | 3-year average 191% |
| Multiplier | 184% | 184% | 206% | |

### LONG-TERM SHARE INCENTIVE (LTI) PLAN 2017-2019

**Verification of results 2018-2020 - 2018 award**

The 2017-2019 equity-based LTI Plan called for three annual awards based on the performance of TSR and NPV of proven reserve, measured in relative terms vs the Peer Group over a three-year period. For the 2018 award, with performance period 2018-2020, on March 18, 2021 the Board of Directors, as verified and recommended by the Remuneration Committee, approved the three-year performance of the TSR indicator, calculated in accordance with the criteria set under the plan, at the fourth place within the Peer Group for a multiplier of 120%. The final multiplier will be determined after verification of the NPV target in 2020 as available after the publication of the financial statements of all the companies in the Peer Group. Table 16 shows the performance already verified in the period.

**TABLE 16 – PARTIAL MULTIPLIER OF THE LTI SHARE PLAN 2018 ACCRUED IN 2018-2020**

| Indicator | | Performance 2018 | Performance 2019 | Performance 2020 | Weighted average multiplier |
|---|---|---|---|---|---|
| ΔTSR (50%) | Position in Peer Group | | 4° | | 60% |
| | Multiplier | | 120% | | |
| NPV (50%) | Position in Peer Group | 11° | 5° | nd | nd |
| | Multiplier | 0% | 100% | nd | |
| | | | Final multiplier | | nd |

**Verification of results 2017-2019 - 2017 award**

With reference to the verification of the parameter NPV of proven reserves in 2019, approved by the Board of Directors on June 4, 2020 (5th place) and taking account of the results already verified and approved by the Board of Directors and published in the 2020 Remuneration Report, the final multiplier to be applied to the 2017 award came to 16.7%, below the performance threshold set in the Plan (26.6%). Therefore, the conditions for the assignment of the shares awarded in 2017 have not been fulfilled.

### LONG-TERM SHARE INCENTIVE (LTI) PLAN 2020-2022

**2020 award**

The 2020-2022 equity-based LTI Plan calls for three annual awards, for the first of which (in 2020) on October 28, 2020 the Board of Directors, as verified and recommended by the Remuneration Committee, approved the award price of €8.2065, calculated in accordance with the parameters set under the plan (average official daily closing price over the four months prior to the month in which the Board of Directors annually approves the Rule of the Plan and the award).

51 Eni Report on remuneration policy and remuneration paid 2021 REMUNERATION ACCRUED AND/OR AWARDED IN 2020 This chapter describes the remuneration accrued and/or awarded in 2020 to the Chairwoman of the Board of Directors, Non-Executive Directors, the Chief Executive Officer and General Man- ager, Chief Operating Officers and other Managers with strategic responsibilities in accordance with the 2020-2023 Remuneration Policy and in relation to the performance levels achieved during the period in which they held their respective roles. Remuneration accrued/awarded in 2020 is shown in the tables of Section II. CHAIRWOMAN OF THE BOARD OF DIRECTORS Fixed remuneration The Chairwoman in charge until May 13, 2020 (Emma Marcegaglia) received the pro-rated fixed remuneration for the role and the powers granted respectively by the shareholders on April 13, 2017 and by the Board of Directors on June 19, 2017. For The Chairwoman in charge as from May 14, 2020 (Lucia Calvosa) the Shareholdersʼ Meeting of May 13, 2020 kept unchanged the remuneration for the office equal to € 90.000, as in the previous term; on June 4, 2020, the Board of Directors confirmed the same fixed remuneration for the powers granted as the previous term € 410,000, in accordance with the Remuneration Policy for the 2020-2023 term approved by the shareholders on the same date. Non-monetary benefits The Chairwoman in charge until May 13, 2020 (Emma Marcegaglia), in accordance with the resolution of the Board of Directors of June 19, 2017, was granted a life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere39. The Chairwoman in charge as from May 14, 2020 (Lucia Calvosa) was granted by the Board of Directors of June 4, 2020, in accordance with the Remuneration Policy for the 2020-2023 term approved by the shareholders on May 13, 2020, a life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere, as well as health insurance coverage40. Table 1 of the chapter "Compensation accrued in 2020" shows, under the items "Fixed com- pensation" and "Other compensation", the details of the approved compensation as well as any other compensation envisaged for assignments in subsidiaries, paid pro-rata for the period in which the office was held. NON-EXECUTIVE DIRECTORS Non-executive Directors in charge until May 13, 2020 were paid the pro-rated fixed remuneration ap- proved by the shareholders on April 13, 2017, as well as the pro-rated additional remuneration paya- ble for participation on Board Committees, as approved by the Board of Directors on April 13, 2017. To non-executive Directors in charge as from May 14, 2020, the Shareholders’ Meeting of May 13, 2020 kept unchanged remuneration for the role as in the previous term, equal to €80,000; the Board of Directors of June 4, 2020 also kept unchanged additional remunera- (39) In addition, in relation to the role held, transport services with driver and hotel services are provided for a total cost in 2020 of about 21 thousand euros. (40) Effective from January 1st, 2021. In addition, in relation to the role held, transport services with driver and hotel services are provided for a total cost in 2020 of about 152 thousand euros. In addition, with respect to the solution of recurring hotel services during periods of stay at the Rome office, the Chairwoman opted for accommodation, which will be made available in 2021, whose rent and renovation costs in 2020 amounted to €54 thousand.

52 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex tion payable for participation on Board Committees as in the previous term, in accordance with the Remuneration Policy for the 2020-2023 term approved by the shareholders on the same date. Table 1 of chapter “Remuneration accrued in 2020” details, under the columns “Fixed Remunera- tion” and “Remuneration for participation on the Committees”, compensation established by the Board pro-rated for the period for which the position was held. BOARD OF STATUTORY AUDITORS The Chairwoman and members of the Board of Statutory Auditors in charge until May 13, 2020 received the pro-rated fixed remuneration approved by the shareholders on April 13, 2017, as well as any other remuneration for offices held in subsidiaries. The Chairwoman and members of the Board of Statutory Auditors in charge as from May 14, 2020 received the pro-rated fixed remuneration approved by the shareholders on May 13, 2020, as well as any other remuneration for offices held in subsidiaries. Table 1 of section “Remuneration accrued in 2020” details, under the columns “Fixed Remuner- ation” and “Other Remuneration”, compensation established by the Board and pro-rated for the period for which the position was held. CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER CLAUDIO DESCALZI Fixed remuneration The Board of Directors, in the Meeting on June 4, 2020, kept unchanged, with respect the previ- ous term, the fixed remuneration of the Chief Executive Officer and General Manager, for whom the mandate was renewed in continuity of the executive employment relationship in the amount equal to €1,600,000 (€600,000 for the role of Chief Executive Director and €1,000,000 for the role of General Manager), in accordance with the Remuneration Policy for the 2020-2023 approved by the shareholders on May 13, 2020. This remuneration includes the remuneration determined by the Shareholders' Meeting for Board of Directors members as well as any remuneration due for participation in the Boards of Directors of Eni subsidiaries and/or shareholdings. 2021 Short-Term Incentive with deferral – accrual of the annual portion and award of the deferred portion The Board of Directors of June 4, 2020, in accordance with the Remuneration Policy for the 2020-2023 approved by the shareholders on May 13, 2020 and in continuity with the previous term, approved the procedures and parameters for determining the variable remuneration of the Chief Executive Officer and General Manager, corresponding to minimum, target and maximum performance levels of 85%, 100% and 150% respectively on a performance scale of 85-150, to be applied to a base incentive equal to 150% of total fixed remuneration (€1,600,000). The total incentive is divided into a portion payable in the year and a deferred portion, equal respectively to 65% and 35%. Accordingly, in relation to performance achieved in 2020 (138 points), an annual incentive of €2,153 thousand was earned, in addition to a deferred incentive of 1,159 thousand euros (re- spectively equal to 65% and 35% of the total incentive of 3,312 thousand euros). The payment/ assignment of the two portions is expected in March 2021. Due to the continuing health emergency from COVID-19, the annual short-term incentive accrued in 2020 will be paid in March 2021 for a portion of 75% and in January 2022 for the remainder. 2018 Short-Term Incentive with deferral – accrual of the deferred portion In 2020, the Chief Executive Officer and General Manager earned the deferred portion of the STI awarded in 2018, in the amount of €1,549 thousand, based on the final multiplier verified

53 Eni Report on remuneration policy and remuneration paid 2021 in the 2018-2020 performance period (191%) and approved by Board of Directors on March 18, 2021. Due to the continuing health emergency from COVID-19, as already done with the deferred in- centive accrued in 2019, the deferred incentive accrued in 2020 will be paid in July 2021 (50%) and February 2022 for the remainder. 2017-2019 Long-Term Share-based Incentive Plan Accrual of the 2018 award In 2020, the Chief Executive Officer and General Manager earned the long-term share-based incentive awarded in 2018, pursuant to the 2017-2019 Plan. The actual number of shares to be assigned will be determined based on the verification of the parameter of NPV of proven reserves, not yet available at the date of the approval of this Report. Table 3, under the item "Financial instruments vested during the year and assignable", shows an estimate of the number of shares assignable based on verified performance and an estimate of the 2020 performance at target level of the parameter NPV of proven reserves. Shares should be assigned in November 2021. Disclosure on the assignment of shares awarded in 2017 Considering the performance verified in 2017-2019, the conditions for the assignment of the shares awarded in 2017 have not been fulfilled. 2020-2022 Long-Term Share-based Incentive Plan –2020 award In implementation of the 2020-2022 Long-Term Share Plan, approved by the Shareholdersʼ Meet- ing of May 13, 2020 and in line with the 2020-2023 Remuneration Policy approved by the same Shareholders’ Meeting, the Board of Directors of October 28, 2020 resolved to award 292,451 Eni shares to the Chief Executive Officer and General Manager. In particular, the number of awarded shares was determined based on an incentive percentage of 150% to be applied to the overall fixed remuneration and the award price of €8.2065, calculated according to the criteria estab- lished by the Plan. Non-monetary benefits In accordance with the Remuneration Policy for the 2020-2023 approved by the shareholders on May 13, 2020, the Board of Directors, meeting on June 4, 2020 decided to confirm the same benefits already provided for in the previous term (life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere. Also provided, provisions contained in the national collective bargaining agreement and the sup- plementary company agreements for Eni senior managers, a company car for business and personal use). Severance indemnity for end-of-office in the 2020-2023 term In consideration of the renewal of the office of Chief Executive Officer and the legal continuity of the executive employment relationship as General Manager, the Board of Directors of June 4, 2020 and July 29, 2020 took note that the supplementary severance indemnities and the non-competition agreement defined in the previous term (and in line the 2020-2023 Remunera- tion Policy) remain in force for Mr. Claudio Descalzi. With regard to the non-compete agreement already in force, in line with the 2020-2023 Remu- neration Policy and with the consent of Mr. Claudio Descalzi, the Board of Directors has further expanded its obligations, while maintaining the consideration unchanged compared to what provided for by the aforementioned Policy. In particular, with respect to the Agreement already defined in the 2019 Remuneration Report, the following additional restrictions have been intro-

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duced: the duration has been extended from 12 to 18 months and the non-compete restrictions have been extended, for the Oil & Gas sector, from 18 to 19 Countries, as well as integrated with respect to companies operating in the Circular Economy sector. Furthermore, specific confidentiality and non-solicitation obligations of Eni executives were maintained.

**Summary of remuneration accrued by the CEO/GM**

Below a summary of all remuneration components accrued in 2020 in favour of Claudio Descalzi, in relation to his role as Chief Executive Officer and General Manager (see table 1 of chapter "Remuneration accrued in 2020"), with a breakdown between fixed remuneration, variable remuneration and benefits.

**TABLE 17 – SUMMARY OF REMUNERATION ACCRUED BY THE CEO/GM IN 2020**

| Remuneration of CEO/GM | Fixed | Annual bonus | Long-term incentives[a] | Benefits | Total |
|---|---|---|---|---|---|
| Amount (thousands of euros) | 1,600 | 2,153[b] | 1,549[c] | 40 | 5,342 |
| Pay mix (%) | 30% | 40% | 29% | 1% | 100% |

(a) Deferred portion of the Short-Term Incentive awarded in 2018 and vested in 2018-2020.
(b) To be paid in March 2021 (75%) and January 2022 (25%).
(c) To be paid in July 2021 (50%) and February 2022 (50%).

Table 1 of the chapter "remuneration accrued in 2020" shows the details of the remuneration accrued in 2020 and in tables 2 and 3 the details of the short and long-term incentives awarded and/or accrued in 2020.

## CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES

**Fixed remuneration**

In 2020, within the context of the annual salary review process envisaged for all managers in cases of promotion to more senior levels or in line with necessary market-driven adjustments, selective adjustments were made to fixed remuneration for the Chief Operating Officers of the businesses Energy Evolution and Natural Resources appointed on July 1st, 2020, and other managers with strategic responsibilities.

**2021 Deferred Short-Term Incentive (STI) – accrual of annual portion and award of deferred portion**

The annual and deferred portion of the STI Plan 2021 will be paid/awarded to the Chief Operating Officers and other managers with strategic responsibilities in 2021, based on individual performances achieved in 2020, the final verification of which is not available at the date of approval of the Report. In particular, the incentive is linked to performance against a range of metrics related to business and sustainability objectives (safety, energy transiction, decarbonisation, circular economy, local projects and stakeholder relations), as well as relevant individual targets, in relation to the scope of the responsibilities of the position, consistent with the provisions of the Eni Strategic Plan.

Due to the continuing health emergency from COVID-19, the annual portion of the short-term incentive accrued in 2020 will be paid in March 2021 (75%) and January 2022 for the remainder.

**2018 Deferred Short-Term Incentive – accrual of deferred annual portion**

In 2020, for Chief Operating Officers and other managers with strategic responsibilities is accrued the deferred portion of the STI awarded in 2018, based on the final multiplier verified in the 2018-2020 period (191%) and approved by the Board of Directors of March 18, 2020.

Due to the continuing health emergency from COVID-19, as already done with the deferred incentive accrued in 2019, deferred incentives accrued in 2020 will be paid in July 2021 (50%) and February 2022 for the remainder.

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### 2017-2019 Long-Term Share-based Incentive Plan

***Accrual of 2018 award***

In 2020 for Chief Operating Officers and other managers with strategic responsibilities are accrued the incentives awarded in 2018, based on the 2017-2019 Long-term Share-based incentive Plan. The actual number of shares to be assigned will be determined after verification of the parameter NPV of proven reserves, not available at the date of approval of this Report.

Table 3, under item "Financial instruments vested during the year and assignable", shows an estimate of the number of shares assignable to each Chief Operating Officers and, in aggregate form, to other managers with strategic responsibilities, based on verified performance and an estimate target of 2020 performance of the parameter NPV of proven reserves. Shares should be assigned in November 2021.

***Disclosure on shares awarded in 2017***

Considering the performance verified in 2017-2019, the conditions for the assignment of the shares awarded in 2017 have not been fulfilled.

### 2020-2022 Long-Term Share-based Plan – 2020 award

In implementation of the 2020-2022 Long-Term Share Plan, approved by the Shareholders' Meeting of May 13, 2020 and in line with the 2020-2023 Remuneration Policy approved by the same Shareholders' Meeting, the Board of Directors of October 28, 2020 resolved to proceed with the 2020 award to the Chief Operating Officers and other managers with strategic responsibilities, as well as other managerial resources critical to the business, and delegated the Chief Executive Officer and General Manager to implement the award according to the criteria established by the Plan.

### Non-monetary benefits

Chief Operating Officers and other managers with strategic responsibilities received the benefits provided for by the 2020-2023 Remuneration Policy, as approved by the Shareholders' Meeting of May 13, 2020 and unchanged over the previous term, in line with provisions in Italy's national collective bargaining agreement and supplementary corporate agreements for Eni managers (life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere, enrolment in the supplementary pension plan FOPDIRE and health plan FISDE, a company car for business and personal use; and the possible assignment of housing based on operational and mobility requirements).

### Severance indemnity for end-of-office or termination of employment

During 2020, occurred the termination of employment relationship with the Chief Operating Officers of Energy Evolution (which was disclosed to the market on December 11, 2020) and with four other managers with strategic responsibilities. These terminations were implemented through consensual resolutions which include, in addition to the termination indemnity defined by law and national collective bargaining agreements[41], the agreed termination treatment provided for by the Remuneration Policy approved by the Shareholders' Meeting of May 13, 2020 within the limits of the protections provided for by the national collective bargaining agreements, in order to protect the Company from any litigation related to office termination. In the event that the critical nature of the position held by the terminated

(41) In cases of termination not due to just cause, protections laid down by national collective bargaining agreements provide for up to a maximum of 36 months of total remuneration (fixed remuneration, short and long term variable incentives, benefits), including the amount due by way of notice indemnity (equal to a minimum of 6 months, up to a maximum of 12 months, depending on seniority).

56 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex manager requires, as in these cases, the protection of Eni’s interests, specific non-competi- tion agreements are stipulated for a duration not exceeding one year, with fees established within the scope, duration and validity provided for by the Remuneration Policy, approved by the Shareholders’ Meeting on May 13, 2020, and paid only after a timely verification of compliance with the obligations defined therein. In particular, the severance indemnities defined for the Chief Operating Officers of Energy Evo- lution, former Chief Financial Officer from December, 5, 2012 to June, 30, 2020, include: i) the agreed termination indemnity provided for by Eni policies within the limits of the protections laid down by national collective agreement for managers for an amount of 7,137 thousand eu- ros, equal to three years of fixed remuneration plus the short-term variable remuneration paid in 2020; ii) the severance indemnities provided for by law or by contract for a total amount of 692 thousand euros; iii) the consideration allocated for the one-year non-compete agreement, equal to 2,380 thousand euros. This amount will be paid only after the timely verification of compliance with the obligations set out therein. The details on the indemnities and other benefits relating to this termination were not disclosed to the market pursuant to recommendations 6.P.5 and 6.C.8 of the 2018 Corporate Governance Code, as the Chief Executive Officer deemed it appropriate to disclose them directly in Section II of the Remuneration Report, in order to allow a systematic reading consistent with the relevant Remuneration Policy, as is implemented in the decisions taken. Table 1 of chapter “Remuneration accrued in 2020” shows for the GM, and in aggregate form, for the other Manager with strategic responsibilities, the details of the remuneration accrued in 2020 and in tables 2 and 3 the details of the short and long-term incentives awarded and/ or accrued in 2020. Clawback/Malus In 2020 there were no cases of application of the clawback/malus clauses provided for by the Eni Remuneration Policy were not applied in 2020.

57 Eni Report on remuneration policy and remuneration paid 2021 Remuneration accrued in 2020 TABLE 1 - REMUNERATION PAID TO DIRECTORS, STATUTORY AUDITORS, TO THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, TO CHIEF OPERATING OFFICERS AND TO OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES In compliance with the provisions of the new Issuers Regulation, the table below reports the remuneration accrued in 2020 by Directors, Statutory Auditors, the Chief Executive Officer and General Manager and other Chief Operating Officers, and, in aggregate form, Managers with strategic responsibilities. The remuneration received from subsidiaries and/or associates, ex- cept that waived or paid to the Company, are shown separately. All parties who filled these roles during the period are included, even if they only held office for a fraction of the year. In particular: the column labelled “Fixed Remuneration” reports fixed remuneration and fixed salary from employment due for the year (on an accrual basis), gross of social security contributions and taxes to be paid by the employee, in relation to the period in which the office and/or position was held. Details of the compensation are provided in the notes, and any indemnities or pay- ments with reference to the employment relationship are indicated separately; the column labelled “Remuneration for participation on Committees” reports (on an accrual basis) the compensation due to Directors for participation in Committees established by the Board, in relation to the period in which the office and/or position was held. In the notes, com- pensation for each Committee in which each Director participates is indicated separately; the column labelled “Variable non-equity remuneration” under the item “Bonuses and other in- centives” shows the incentives payable in the following year due to rights vested in the period, following the assessment and approval of related performance results by relevant corporate bodies, in accordance with that specified, in greater detail, in the table 2 “Monetary incentive plans for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities”; in the event of unavailability of the perfor- mance result at the date of approval of the Report, the table shows the best estimate of the incentives accrued or the amount envisaged by the policy at the target level; item “Profit-shar- ing” does not show any figures since no profit- sharing mechanisms are in place; the column labelled “Benefits in kind” reports (on an accrual and taxability basis) the value of any fringe benefits awarded; the column labelled “Other remuneration” reports (on an accrual basis) any other remunera- tion deriving from other services provided; the column labelled “Total” reports the sum of the amounts of all the previous items; the column labelled “Fair value of equity compensation” reports the relevant fair value for the year related to the existing stock option plans, estimated in accordance with the international accounting standards that allocate the related cost in the vesting period; the column labelled “Severance indemnity for end-of-office or termination of employment” reports indemnities accrued, even if not yet paid, for terminations that occurred during the financial year, or in relation to the end of term in office and/or employment.

Letter from the Chairwoman | Foreword | Executive Summary | Section I | **Section II** | Annex

58

### TABLE 1 – REMUNERATION PAID TO DIRECTORS, STATUTORY AUDITORS, TO THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, TO CHIEF OPERATING OFFICERS AND TO OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (amounts in euro thousands)

| | | | | | | | Variable non-equity remuneration | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Name | Note | Position | Period for which the position was held | Expiration of office(*) | Fixed remuneration | Remuneration for participation in Committees | Bonuses and other incentives | Profit sharing | Non-monetary benefits | Other remuneration | Total | Fair value of equity-based remuneration | Severance indemnity for end of office or termination of employment |
| **Board of Directors** | | | | | | | | | | | | | |
| Emma Marcegaglia | (1) | Chairwoman | 01.01 - 05.13 | 2020 | 185(a) | | | | | | 185 | | |
| Lucia Calvosa | (2) | Chairwoman | 05.13 - 12.31 | 2023 | 316(a) | | | | | 14(b) | 330 | | |
| Claudio Descalzi | (3) | CEO/General manager | 01.01 - 12.31 | 2023 | 1,600(a) | | 3,702(b) | | 40(c) | | 5,342 | 690 | |
| Andrea Gemma | (4) | Director | 01.01 - 05.13 | 2020 | 29(a) | 48(b) | | | | | 77 | | |
| Alessandro Lorenzi | (5) | Director | 01.01 - 05.13 | 2020 | 30(a) | 39(b) | | | | | 69 | | |
| Diva Moriani | (6) | Director | 01.01 - 05.13 | 2020 | 30(a) | 46(b) | | | | | 76 | | |
| Fabrizio Pagani | (7) | Director | 01.01 - 05.13 | 2020 | 30(a) | 42(b) | | | | | 72 | | |
| Domenico Livio Trombone | (8) | Director | 01.01 - 05.13 | 2020 | 29(a) | 24(b) | | | | | 53 | | |
| Ada Lucia De Cesaris | (9) | Director | 05.13 - 12.31 | 2023 | 51(a) | 57(b) | | | | | 108 | | |
| Filippo Giansante | (10) | Director | 05.13 - 12.31 | 2023 | 51(a) | 22(b) | | | | | 73 | | |
| Pietro Angelo Guindani | (11) | Director | 01.01 - 12.31 | 2023 | 80(a) | 94(b) | | | | | 174 | | |
| Karina Litvack | (12) | Director | 01.01 - 12.31 | 2023 | 80(a) | 85(b) | | | | | 165 | | |
| Emanuele Piccinno | (13) | Director | 05.13 - 12.31 | 2023 | 51(a) | 41(b) | | | | | 92 | | |
| Nathalie Tocci | (14) | Director | 05.13 - 12.31 | 2023 | 51(a) | 85(b) | | | | | 136 | | |
| Raphael Louis L. Vermeir | (15) | Director | 05.13 - 12.31 | 2023 | 51(a) | 76(b) | | | | | 127 | | |
| **Board of Statutory Auditors** | | | | | | | | | | | | | |
| Rosalba Casiraghi | (16) | Chairwoman | 01.01 - 12.31 | 2023 | 83(a) | | | | | 37(b) | 120 | | |
| Paola Camagni | (17) | Statutory auditor | 01.01 - 05.13 | 2020 | 26(a) | | | | | 116(b) | 142 | | |
| Andrea Parolini | (18) | Statutory auditor | 01.01 - 05.13 | 2020 | 26(a) | | | | | | 26 | | |
| Enrico Maria Bignami | (19) | Statutory auditor | 01.01 - 12.31 | 2023 | 73(a) | | | | | | 73 | | |
| Giovanna Ceribelli | (20) | Statutory auditor | 05.13 - 12.31 | 2023 | 48(a) | | | | | | 48 | | |
| Mario Notari | (21) | Statutory auditor | 05.13 - 09.01 | | 23(a) | | | | | | 23 | | |
| Roberto Maglio | (22) | Statutory auditor | 02.09 - 12.31 | 2023 | 25(a) | | | | | | 25 | | |
| Marco Seracini | (23) | Statutory auditor | 01.01 - 12.31 | 2023 | 73(a) | | | | | 132(b) | 205 | | |
| **Managers with strategic responsibilities(**)** | | | | | | | | | | | | | |
| Massimo Mondazzi | (24) | Chief Operating Officer Energy Evolution | 07.01 - 12.31 | | 893(a) | | 556(b) | | 13(c) | 50 | 1,512 | 128 | 10,209(d) |
| Alessandro Puliti | (25) | Chief Operating Officer Natural Resources | 07.01 - 12.31 | | 714(a) | | 813(b) | | 11(c) | | 1,538 | 79 | |
| | | *Remuneration in the Company that prepares the Financial Statements* | | | 7,992 | | 8,814 | | 220 | 62 | 17,088 | 922 | 11,940 |
| Other DIRS | (26) | *Remuneration from subsidiaries and associates* | | | | | | | | | | | |
| | | | | *Total* | 7,992(a) | | 8,814(b) | | 220(c) | 62(d) | 17,088 | 922 | 11,940(e) |
| | | | | | **12,640** | **659** | **13,885** | | **284** | **411** | **27,879** | **1,819** | **22,149** |

Note

(*) For directors appointed for the 2020-2023 term, the office will expire with the Shareholders' Meeting called to approve the Financial Statements as at 31 December 2022.
(**) Managers who were permanent members of the Company's Management Committee during the year together with the Chief Executive Officer, or who reported directly to the CEO (twenty-three managers).

**(1) Emma Marcegaglia - Chairwoman of the Board of Directors**
(a) The amount includes: i) the pro-rated fixed remuneration of €33 thousand set by the Shareholders' Meeting of April 13, 2017; ii) the pro-rated fixed remuneration for the delegated powers approved by the Board for the 2017-2020 term, equal to €152 thousand.

**(2) Lucia Calvosa - Chairwoman of the Board of Directors**
(a) The amount includes: i) the pro-rated fixed remuneration of €57 thousand set by the Shareholders' Meeting of May 13, 2020; ii) the pro-rated fixed remuneration for the delegated powers approved by the Board for the 2020-2023, term, equal to €259 thousand.
(b) The amount includes the pro-rated remuneration for the position of Chairwoman of AGI.

**(3) Claudio Descalzi - Chief Executive Officer and General Manager**
(a) The amount includes: i) the fixed remuneration for the position of Chief Executive Officer for the 2017-2020 term and confirmed for the 2020-2023 term equal to €600 thousand; ii) the fixed remuneration for the position of General Manager set for the 2017-2020 term and confirmed for the 2020-2023 term, equal to €1,000 thousand.
To this amounts are to be added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company's complementary agreements for an amount of €13.5 thousand.
(b) The amount includes: i) the annual portion of the STI plan 2021 earned in 2020 in the amount of €2,153 thousand, for Eni performance verified in 2020, whose payment shall be deferred to 2022 for a portion of 25%; ii) the deferred portion of the STI plan awarded in 2018 and earned in 2020 for an amount of €1,549 thousand for Eni performance in the 2018-2020 period, whose payment shall be further deferred in 2022 for a portion of 50%.
(c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use.

59 Eni Report on remuneration policy and remuneration paid 2021 (4) Andrea Gemma - Director (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 April 2017. (b) The amount includes the pro-rated remuneration set by the Board of Directors for participating in the Committees, and in particular: €18.5 thousand for Control and Risk Committee; €18.5 thousand for the Compensation Committee; €11 thousand for the Nomination Committee. (5) Alessandro Lorenzi - Director (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 April 2017. (b) The amount includes the pro-rated remuneration set by the Board of Directors for participating in the Committees, and in particular: €26 thousand for Control and Risk Committee; €13 thousand for the Compensation Committee. (6) Diva Moriani - Director (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 April 2017. (b) The amount includes the pro-rated remuneration set by the Board of Directors for participating in the Committees, and in particular: €18 thousand for Control and Risk Committee; €13 thousand for the Compensation Committee; €15 thousand for the Nomination Committee. (7) Fabrizio Pagani - Director (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 April 2017. (b) The amount includes the pro-rated remuneration set by the Board of Directors for participating in the Committees, and in particular: €18 thousand for Control and Risk Committee; €13 thousand for the Sustainability and Scenario Committee; €11 thousand for the Nomination Committee. (8) Domenico Livio Trombone - Director (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 April 2017. (b) The amount includes the pro-rated remuneration set by the Board of Directors for participating in the Committees, and in particular: €13 thousand for the Sustainability and Scenario Commitee; €11 thousand for the Nomination Committee. (9) Ada Lucia De Cesaris - Director (a) The amount correspnds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 May 2020. (b) The amount includes the pro-rated remuneration set by the Board of Directors for participating in the Committees, and in particular: €32 thousand for the Control and Risks Committee; €25 thousand for the Nomination Committee. (10) Filippo Giansante - Director (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 May 2020. (b) The amount includes the pro-rated remuneration set by the Board of Directors for participating in the Committees, and in particular: €22 thousand for Sustainability and Scenario Committee. (11) Pietro Angelo Guindani - Director (a) The amount corresponds to the fixed remuneration set by the Shareholders’ Meeting of 13 April 2017 and confirmed by the Shareholders’ Meeting of 13 May 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €44 thousand for the Control and Risk Committee; €13 thousand for the Compensation Committee; €18 thousand for Sustainability and Scenario Committee; €19 thousand for the Nomination Committee. (12) Karina Litvack - Director (a) The amount corresponds to the fixed remuneration set by the Shareholders’ Meeting of 13 April 2017 and confirmed by the Shareholders’ Meeting of 13 May 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €18.5 thousand for the Control and Risk Committee; €22 thousand for the Compensation Committee; €44.5 thousand for the Sustainability and Scenario Committee. (13) Emanuele Piccinno - Director (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 May 2020. (b) The amount includes the pro-rated remuneration set by the Board of Directors for participating in the Committees, and in particular: €22 thousand for the Sustainability and Scenario Committee; €19 thousand for the Nomination Committee. (14) Nathalie Tocci - Director (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 May 2020. (b) The amount includes the pro-rated remuneration set by the Board of Directors for participating in the Committees, and in particular: €31.5 thousand for the Control and Risk Committee; €31.5 thousand for the Compensation Commitee ; €22 thousand for the Sustainability and Scenario Committee. (15) Raphael Louis L. Vermeir - Director (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 May 2020. (b) The amount includes the pro-rated remuneration set by the Board of Directors for participating in the Committees, and in particular: €32 thousand for the Control and Risk Committee; €22 thousand for the Compensation Committee; €22 thousand for the Sustainability and Scenario Committee. (16) Rosalba Casiraghi - Chairwoman of the Board of Statutory Auditors (a) The amount corresponds to the sum of the pro-rated fixed remuneratons set respectively by the Shareholders’ Meetings of 13 April 2017 and 13 May 2020. (b) The amount corresponds to the pro-rated remuneration for serving in the Watch Structure. (17) Paola Camagni - Statutory Auditor (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 April 2017. (b) The amount includes remuneration for serving as Statutory Auditor on the Boards of subsidiaries or associated companies and in particular: €19.5 thousand as Chairwoman of the Board of Statutory Auditors of AGI SpA; €37.5 thousand as Chairwoman of the Board of Statutory Auditors of Mozambique Rovuma Venture SpA; €28.6 thousand as Statutory Auditor of Eni Rewind SpA; €30 thousand as Statutory Auditor of Eni Angola SpA. (18) Andrea Parolini - Statutory Auditor (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 April 2017. (19) Enrico Maria Bignami - Statutory Auditor (a) The amount corresponds to the sum of the pro-rated fixed remuneratons set respectively by the Shareholders’ Meetings of 13 April 2017 and 13 May 2020. (20) Giovanna Ceribelli - Statutory Auditor (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 May 2020. (21) Mario Notari - Statutory Auditor (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 May 2020. (22) Roberto Maglio - Statutory Auditor (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of 13 May 2020. (23) Marco Seracini - Statutory Auditor (a) The amount corresponds to the sum of the pro-rated fixed remuneratons set respectively by the Shareholders’ Meetings of 13 April 2017 and 13 May 2020. (b) The amount includes remuneration for serving as Statutory Auditor on the Boards of subsidiaries or associated companies and in particular: €27 thousand as Chairman of the Board of Statutory Auditors of Ing. Luigi Conti Vecchi; €45 thousand as Chairman of Eni Angola SpA; €30 thousand as Statutory Auditor of Eni Fuel SpA; €30 thousand as Statutory Auditor of TTPC SpA. (24) Massimo Mondazzi - Chief Operating Officer Energy Evolution (a) The amount corresponds to Gross Annual Salary including both the pro-rated remuneration for the periods in which he served as COO and CFO. The amount is supplemented by the indemnities owed for transfers, in Italy and abroad, in line with the provisions of of the relevant national collective labour agreement and with the Company’s additional agreements, as well as other indemnities related to employment for a total of €1.3 thousand. (b) The amount corresponds to the total amount paid for the reduced portions of the deferred incentives, provided for by the Plan Regulations in cases of consensual termination of the employment. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use. (d) The amount includes: i) the agreed severance treatment provided for by Eni policies in compliance with the protections of the national collective bargaining agreement (which provide for up to a maximum of 3 years of total remuneration including fixed remuneration, short and long term variable incentives and benefits) for an amount of € 7,137 thousand determined on the basis of fixed remuneration and only the short-term variable remuneration paid in 2020; ii) severance indemnities provided for by law or by the national collective bargaining agreement for a total amount of €692 thousand; iii) the amounts allocated for non-compete agreements, with a maximum duration of one year, for a total amount of €2,380 thousand, payable only following verification of compliance with the obligations set out therein. (25) Alessandro Puliti - Chief Operating Officer Natural Resources (a) The amount corresponds to Gross Annual Salary including both the pro-rated remuneration for the periods in which he served as COO Natural Resources and COO Upstrem. The amount is supplemented by the indemnities owed for transfers, in Italy and abroad, in line with the provisions of of the relevant national collective labour agreement and with the Company’s addi- tional agreements, as well as other indemnities related to employment for a total of €9.5 thousand. (b) The amount includes: i) the annual portion of the 2021 STI Plan earned in 2020 in the amount of €649 thousand, based on the assumption of individual performance at target level in 2020, (given the unavailability of verified performance data at the date of approval of the Report), whose payment shall be deferred in 2022 for a portion of 25%; ii) the deferred portion of the STI Plan awarded in 2018 and earned in 2020 for a total amount of €164 thousand, based on Eni performance in the 2018-2020 vesting period, whose payment shall be further deferred in 2022 for a portion of 50%. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use. (26) Other Managers with strategic responsibilities (a) The amount of €8,753 thousand for Gross Annual Salary is supplemented by the indemnities owed for transfers, in Italy and abroad, in line with the provisions of of the relevant national collective labour agreement and with the Company’s additional agreements, as well as other indemnities related to employment for a total of €77 thousand. (b) The amount includes: i) the annual portion of the 2021 STI Plan earned in 2020 in the amount of €4,890 thousand, based on the assumption of individual performance at target level in 2020 (given the unavailability of verified performance data at the date of approval of the Report), the payment of which shall be deferred in 2022 in the portion of 25%; ii) the deferred portions of the STI Plan awarded in 2018 and earned in 2020 for a totla amount of €3,320 thousand based on Eni performance in the 2018-2020 vesting period, the payment of which shall be further deferred in 2022 for a portion of 50%; iii) the reduced amounts paid out of the deferred incentives awarded for a total amount of €604 thousand, provided for by the Plan Rules in cases of consensual termination of the employment relationship. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use. (d) Amounts due to for the positions held by Managers with strategic responsibilities in the Supervisory Body established under the Company’s Model 231 and the Manager responsible for the preparation of the Company’s financial statements (FRO). (e) The amount includes payment for the consensual termination of the employment relationship of four managers with strategic responsibilities and precisely: i) the agreed severance treat- ment provided for by Eni policies in compliance with the protections of the national collective bargaining agreement (which provide for up to a maximum of 3 years of total remuneration includ- ing fixed remuneration, short and long term variable incentives and benefits) for an amount of € 9,470 thousand determined on the basis of fixed remuneration and only the short-term variable remuneration paid in 2020; ii) severance indemnities provided for by law or by the national collective bargaining agreement for a total amount of € 165 thousand; iii) the amounts allocated for non-compete agreements, with a maximum duration of one year, for a total amount of €2,305 thousand, payable only following verification of compliance with the obligations set out therein.

60 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex TABLE 2 - MONETARY INCENTIVE PLANS FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, FOR CHIEF OPERATING OFFICERS AND FOR OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES The table below reports the variable monetary incentives, both short and long-term, envisaged for the Chief Executive Officer and General Manager, the Chief Operating Officers and, at an aggregate level, other Managers with strategic responsibilities including all individuals who filled these roles during the period, even if for only a fraction of the year. The column labelled “Bonus for the year” details: in the event of unavailability of the performance result at the date of approval of the Report, the table shows the amount envisaged by the policy at the target level; under the item “deferred,” the amount of the base incentive award granted during the year in line with the Monetary Incentive Plan with deferral; under the item “deferral period,” the duration of the vesting period for the deferred incentive awards granted in the year. The column labelled “Bonus for previous years details”: under the item “no longer payable,” the long-term incentive awards no longer payable in rela- tion to verified performance conditions for the vesting period or incentives that expired due to events relating to employment relationships as envisaged in the Plan Rules; under the item “payable/paid,” the Long-Term incentives paid during the year, accruing on the basis of verification of the performance conditions for the vesting period, or the incentive amounts paid due to events relating to employment relationships as envisaged in the Plan Rules; under the item “still deferred,” incentives assigned in previous years that have not yet vested, in line with previous long-term incentive plans. The column labelled “Other Bonuses” details incentives paid on a one-off extraordinary basis related to the achievement of particularly important results or projects during the year. The total of the amounts under the item “payable/paid” in the columns “Bonus for the year”, “Bo- nus for previous years” and “Other Bonuses” is the same as that indicated in the “Bonuses and other incentives” column in table 1.

**Eni** Report on remuneration policy and remuneration paid 2021

61

## TABLE 2 – MONETARY INCENTIVE PLANS FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, FOR CHIEF OPERATING OFFICERS AND FOR OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (amount in euro thousands)

| | | | Bonus for the year | | | Bonus for previous years | | | |
|---|---|---|---|---|---|---|---|---|---|
| Name | Position | Plan | payable/ paid | deferred | deferral period | no longer payable | payable/ paid[1] | still deferred | Other bonuses |
| Claudio Descalzi | Chief Executive Officer and General Manager | 2021 Short-Term Incentive Plan - Paid amount BoD March 18, 2021 | 2,153[1] | | | | | | |
| | | 2021 Short-Term Incentive Plan - Deferred portion BoD March 18, 2021 | | 1,159 | 3 years | | | | |
| | | 2020 Short-Term Incentive Plan - Deferred portion BoD March 18, 2020 | | | | | | 1,067 | |
| | | 2019 Short-Term Incentive Plan - Deferred portion Bod March 14, 2019 | | | | | | 1,067 | |
| | | 2018 Short-Term Incentive Plan - Deferred portion BoD March 15, 2018 | | | | | 1,549[2] | | |
| **Total** | | | **2,153** | **1,159** | | | **1,549** | **2,134** | |
| Massimo Mondazzi | Chief Operating Officer Energy Evolution | 2021 Short-Term Incentive Plan - Paid amount BoD March 18, 2021 | | | | | | | |
| | | 2021 Short-Term Incentive Plan - Deferred portion BoD March 18, 2021 | | | | | | | |
| | | 2020 Short-Term Incentive Plan - Deferred portion BoD March 18, 2020 | | | | | | | |
| | | 2019 Short-Term Incentive Plan - Deferred portion Bod March 14, 2019 | | | | 261[5] | 206[6] | | |
| | | 2018 Short-Term Incentive Plan - Deferred portion BoD March 15, 2018 | | | | 191[5] | 351[6] | | |
| **Total** | | | | | | **452** | **557** | | |
| Alessandro Puliti | Chief Operating Officer Natural Resources | 2021 Short-Term Incentive Plan - Paid amount BoD March 18, 2021 | 649[4] | | | | | | |
| | | 2021 Short-Term Incentive Plan - Deferred portion BoD March 18, 2021 | | 350 | | | | | |
| | | 2020 Short-Term Incentive Plan - Deferred portion BoD March 18, 2020 | | | | | | 284 | |
| | | 2019 Short-Term Incentive Plan - Deferred portion Bod March 14, 2019 | | | | | | 124 | |
| | | 2018 Short-Term Incentive Plan - Deferred portion BoD March 15, 2018 | | | | | 164[2] | | |
| **Total** | | | **649** | **350** | | | **164** | **408** | |
| Other Managers with strategic responsibilities[3] | | 2021 Short-Term Incentive Plan - Paid amount BoD March 18, 2021 | 4,890[4] | | | | | | |
| | | 2021 Short-Term Incentive Plan - Deferred portion BoD March 18, 2021 | | 2,295 | 3 years | | | | |
| | | 2020 Short-Term Incentive Plan - Deferred portion BoD March 18, 2020 | | | | | | 2,184 | |
| | | 2019 Short-Term Incentive Plan - Deferred portion Bod March 14, 2019 | | | | 273[5] | 215[6] | 1,782 | |
| | | 2018 Short-Term Incentive Plan - Deferred portion BoD March 15, 2018 | | | | 212[5] | 3,709[7] | | |
| **Total** | | | **4,890** | **2,295** | | **485** | **3,924** | **3,966** | |
| | | | **7,692** | **3,804** | | **937** | **6,194** | **6,508** | |

(1) Annual portion of the 2021 STI Plan earned in 2020, whose payment shall be deferred in 2022 for a portion of 25%.
(2) The amount corresponds to the deferred portion of the 2018 STI Plan earned in 2020 based on performance in the 2018-2020 period, whose payment shall be further deferred in 2022 for a portion of 50%.
(3) Managers who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer and who reported directly to the CEO (twenty-three managers).
(4) Annual portion of the 2021 STI Plan earned in 2020, based on the assumption of 2020 individual performance at target level (given the unavailability of verified performance data at the date of approval of the Report), whose payment shall be deferred in 2022 for a portion of 25%.
(5) Portions of incentive assigned and no longer payable following termination, as defined in the Plan Regulation.
(6) Portions of incentive assigned and paid upon consensual termination based on verified performance for the period, as defined in the Plan Regulation.
(7) The amount includes the deferred portion of the 2018 STI Plan earned in 2020 based on performance verified in the 2018-2020 period, whose payment shall be further deferred in 2022 for a portion of 50% as well as incentives assigned, paid upon consensual termination based on verified performance in the period, as defined in the Plan Regulation.

62 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex TABLE 3 - INCENTIVE PLANS BASED ON FINANCIAL INSTRUMENTS, OTHER THAN STOCK OPTIONS, FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, FOR CHIEF OPERATING OFFICERS AND FOR OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES The table below shows, for the equity-based incentive plan, the shares awarded to the Chief Executive Officer and General Manager and Chief Operating Officers, and the aggregate numbers awarded to the other Managers with strategic responsibilities (including all individ- uals who covered such positions for any period of time during the year). In particular: the column “Financial instruments awarded in previous years and not vested during the year” shows the type, number and vesting period of any financial instruments awarded in previous years and not yet vested; the column “Financial instruments awarded during the year” shows the type, number, total fair value, vesting period, assignment date, and market price on that date for financial instruments awarded during the year; the column “Financial instruments vested during the year and not assigned” shows the type and number of any financial instruments awarded and no longer assignable based on verifi- cation of performance during the vesting period, or of any financial instruments awarded and not assignable due to termination of employment as governed by the rules of the plans; the column “Financial instruments vested during the year and assignable” shows the type, number and value on the vesting date of any financial instruments awarded and vested during the year and assignable based on the verification of performance during the vesting period, or of the amounts provided for with regard to events concerning the employment relationship governed by the Plan Rules; in case of unavailability of the performance result at the date of approval of the Report, the table shows the best estimate of the value of the incentives in relation to the performances already verified and to hypotheses of target level for the perfor- mances not yet available at the date of publication of the Report; the column “Financial instruments for the year” shows the fair value of the financial instru- ments awarded and still in existence solely for the portion related to the year, which is also shown in table 1 in the column “Fair value of equity-based remuneration”.

**Eni** Report on remuneration policy and remuneration paid 2021

63

### TABLE 3 – INCENTIVE PLANS BASED OF FINANCIAL INSTRUMENTS, OTHER THAN STOCK OPTIONS, FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, FOR CHIEF OPERATING OFFICERS AND FOR OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES

| | | | Financial instruments awarded in previous years and not vested during the year | | Financial instruments awarded during the year | | | | | Financial instruments vested during the year and not assignable | Financial instruments vested during the year and assignable | | Financial instruments for the year |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Name | Position | Plan | Number of Eni shares | Vesting period | Number of Eni shares | Fair value at assignment date (thousands of euros) | Vesting period | Assignment date | Market price on assignment (euro) | Number of Eni shares | Number of Eni shares | Value at date of vesting | Fair value (thousands of euros) |
| Claudio Descalzi | Chief Executive Officer and General Manager | 2020 Equity-based Long-Term Incentive Plan BoD October 28, 2019 | | | 292,451 | 991 | 3 years | 28/10/2020 | 5.885 | | | | 28 |
| | | 2019 Equity-based Long-Term Incentive Plan BoD October 24, 2019 | 171,114 | 3 years | | | | | | | | | 564 |
| | | 2018 Equity-based Long-Term Incentive Plan BoD October 25, 2019 | | | | | | | | 10,481 | 139,241 | | 489 |
| **Total** | | | | | **292,451** | **991** | | | | **10,481** | | | **1,081** |
| **Managers with strategic responsibilities** | | | | | | | | | | | | | |
| Massimo Mondazzi | Chief Operating Officer Energy Evolution | 2020 Equity-based Long-Term Incentive Plan BoD October 28, 2019 | | | 56,358 | 307 | 3 years | 30/11/2020 | 8.303 | | | | 9 |
| | | 2019 Equity-based Long-Term Incentive Plan BoD October 24, 2019 | 31,193 | 3 years | | | | | | 31,193[(2)] | | | 103 |
| | | 2018 Equity-based Long-Term Incentive Plan BoD October 25, 2019 | | | | | | | | 25,733[(3)] | | | 84 |
| **Total** | | | | | **56,358** | **307** | | | | **56,926** | | | **196** |
| Alessandro Puliti | Chief Operating Officer Natural Resources | 2020 Equity-based Long-Term Incentive Plan BoD October 28, 2019 | | | 48,498 | 264 | 3 years | 30/11/2020 | 8.303 | | | | 7 |
| | | 2019 Equity-based Long-Term Incentive Plan BoD October 24, 2019 | 17,682 | 3 years | | | | | | | | | 58 |
| | | 2018 Equity-based Long-Term Incentive Plan BoD October 25, 2019 | | | | | | | | 677 | 8,993 | | 32 |
| **Total** | | | | | **48,498** | **264** | | | | **677** | | | **97** |
| Other Managers with strategic responsibilities[(1)] | | 2020 Equity-based Long-Term Incentive Plan BoD October 28, 2019 | | | 391,519 | 2,133 | 3 years | 30/11/2020 | 8.303 | | | | |
| | | 2019 Equity-based Long-Term Incentive Plan BoD October 24, 2019 | 239,596 | 3 years | | | | | | 39,713[(4)] | | | 759 |
| | | 2018 Equity-based Long-Term Incentive Plan BoD October 25, 2019 | | | | | | | | 43,450[(5)] | 131,352 | | 545 |
| **Total** | | | | | **391,519** | **2,133** | | | | **83,163** | | | **1,304** |
| **Total Managers with strategic responsibilities** | | | | | **496,375** | **2,704** | | | | **140,766** | | | **1,597** |
| **Grand total** | | | | | **788,826** | **3,695** | | | | **151,246** | | | **2,678** |

(1) Managers who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer and who reported directly to the CEO twenty-three managers).
(2) Number of shares no longer awardable following termination of employment, as provided for in the Plan Regulation. An amount of €66 thousand was paid upon consensual termination as defined in the Plan Regulation, corresponding to a percentage of the monetary value of shares awarded calculated at the grant price.
(3) Number of shares no longer awardable following termination of employment, as provided for in the Plan Regulation. An amount of €196 thousand was paid upon consensual termination as defined in the Plan Regulation, corresponding to a percentage of the monetary value of shares awarded calculated at the grant price.
(4) Including no longer awardable shares following termination of employment, as defined in the Plan regulation. An amount of €84 thousand was paid upon consensual termination, as defined in the Plan regulation, corresponding to a percentage of the monetary value of shares awarded calculated at the grant price.
(5) Including no longer awardable shares following termination of employment, as defined in the Plan regulation. An amount of €256 thousand was paid upon consensual termination, as defined in the Plan regulation, corresponding to a percentage of the monetary value of shares awarded calculated at the grant price.

Letter from the Chairwoman | Foreword | Executive Summary | Section I | **Section II** | Annex

64

## Shareholdings held

The table below reports, under Article 84-quater, fourth paragraph, of the Consob Issuers Regulation, the shareholdings in Eni SpA and its subsidiaries that are held by Directors, Statutory Auditors and other Managers with strategic responsibilities, as well as by their spouses from whom they are not legally separated, and their children under eighteen years of age, directly or through subsidiaries, trust companies, or intermediaries, as recorded in the register of shareholders, communications received and other information sources. The table includes all parties who meet this description for all or part of the reporting period.

The number of shares (all "ordinary") is indicated, for each company held, by name, for Directors, Statutory Auditors and, at an aggregate level, for the other Managers with strategic responsibilities. The individuals indicated hold title to the shareholdings.

**TABLE 4 — SHAREHOLDINGS HELD BY DIRECTORS, STATUTORY AUDITORS, BY THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, BY CHIEF OPERATING OFFICERS AND BY OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES**

| Name | Position | Affiliated Company | Number of shares held at 31.12.2018 | Number of shares purchased | Number of shares sold | Number of shares held at 31.12.2020 |
|---|---|---|---|---|---|---|
| **Board of Directors** | | | | | | |
| Claudio Descalzi | Chief Executive Officer | Eni SpA | 39,455 | 29,300 | | 68,755 |
| Emma Marcegaglia(1) | Chairwoman of the Board | Eni SpA | 34,270 | 27,000 | | 61,270(4) |
| | | Eni SpA(2) | 45,000 | | | 45,000(4) |
| | | Eni SpA(3) | 7,740 | | 7,143 | 597(4) |
| Andrea Gemma(1) | Director | Eni SpA | | 6,000 | | 6,000(4) |
| **Statutory Auditors** | | | | | | |
| Marco Seracini | Statutory Auditor | Eni SpA | | 2,000 | | 2,000 |
| Paola Camagni(1) | Statutory Auditor | Eni SpA | | 1,400 | | 1,400(4) |
| **Chief Operating Officers** | | | | | | |
| Massimo Mondazzi | COO EE | Eni SpA | 18,732 | | | 18,732 |
| Alessandro Puliti | COO NR | Eni SpA | 4,910 | 2,090 | | 7,000 |
| **Other Managers with strategic responsibilities(5)** | | Eni SpA | 176,114 | 171,284 | 89,000 | 198,084 |

(1) In charge until 13 May 2020.
(2) Bare ownership.
(3) Asset management.
(4) Shares declared (owned at 13 May 2020).
(5) Managers who, during the year and together with the Chief Executive Officer, were permanent members of the Company's Management Committee or reported directly to the CEO (twenty-one managers, of which fourteen held shareholdings in Eni SpA). This includes This includes spouses who are not legally separated and minor children. With reference to officers who have held the position for only a fraction of a year, the figure refers only to this period of time.

**Eni** Report on remuneration policy and remuneration paid 2021

65

# Annex under Article 84-bis of Consob Issuer Regulation - 2020 Implementation of the 2020-2022 Long-term Share Incentive Plan

With reference to the 2020-2022 Long-Term Share Incentive Plan approved by the ordinary Shareholders' Meeting on May 13, 2020, subject to the conditions and purposes set out in the Information Document available on the website, the following table shows details of 2020 Plan assignment, in accordance with Art. 84-bis (Annex 3A, schedule 7) of the Consob Issuer Regulation.

**TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999**
**REMUNERATION PLANS BASED ON FINANCIAL INSTRUMENTS**

| | | FRAME 1 | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | | FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS | | | | | | |
| | Position(*) | Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting | | | | | | |
| Name or category | (to be specified only for individuals listed by name) | Date of share-holders' resolution | Type of financial instruments | Number of financial instruments | Assign-ment date | Purchase price of the instruments | Market price at the time of assignment (euro) | Vesting period |
| Claudio Descalzi | CEO and General Manager Eni SpA | May 13, 2020 | Eni shares | 292,451(1) | 28/10/20 | n.a. | 5.885 | 3 years |
| Nicolò Aggogeri | Managing Director and Resident Manager Agip Caspian Sea BV | May 13, 2020 | Eni shares | 3,838 | 30/11/20 | n.a. | 8.303 | 3 years |
| Luca Arcangeli | CEO Eni France slu | May 13, 2020 | Eni shares | 5,057 | 30/11/20 | n.a. | 8.303 | 3 years |
| Abdulmonem Arifi | General Manager Eni North Africa BV | May 13, 2020 | Eni shares | 11,028 | 30/11/20 | n.a. | 8.303 | 3 years |
| Federico Arisi Rota | President and CEO Eni Trading&Shipping Inc. | May 13, 2020 | Eni shares | 9,467 | 30/11/20 | n.a. | 8.303 | 3 years |
| Matteo Bacchini | General Manager Eni Angola SpA | May 13, 2020 | Eni shares | 3,595 | 30/11/20 | n.a. | 8.303 | 3 years |
| Mario Bello | Directeur Général Eni Algeria Production BV | May 13, 2020 | Eni shares | 7,007 | 30/11/20 | n.a. | 8.303 | 3 years |
| Marco Vittorio Bollini | Managing Director Eni International BV | May 13, 2020 | Eni shares | 12,246 | 30/11/20 | n.a. | 8.303 | 3 years |
| Paolo Carnevale | CEO Eniprogetti SpA | May 13, 2020 | Eni shares | 7,250 | 30/11/20 | n.a. | 8.303 | 3 years |
| Alberto Chiarini | CEO Eni gas e luce SpA | May 13, 2020 | Eni shares | 24,493 | 30/11/20 | n.a. | 8.303 | 3 years |
| Tiziano Colombo | CEO Eni Corporate University SpA | May 13, 2020 | Eni shares | 8,286 | 30/11/20 | n.a. | 8.303 | 3 years |
| Fabrizio Cosco | Managing Director Eni Finance International SA | May 13, 2020 | Eni shares | 5,057 | 30/11/20 | n.a. | 8.303 | 3 years |
| Andrea Cozzi | Managing Director Eni Sharjah BV | May 13, 2020 | Eni shares | 3,168 | 30/11/20 | n.a. | 8.303 | 3 years |
| Roberto Dall'Omo | Managing Director & General Manager Eni Rovuma Basin B.V. | May 13, 2020 | Eni shares | 9,505 | 30/11/20 | n.a. | 8.303 | 3 years |
| Roberto Daniele | Managing Director - Nigerian Agip Oil Company Ltd | May 13, 2020 | Eni shares | 3,656 | 30/11/20 | n.a. | 8.303 | 3 years |
| Carmine De Lorenzo | Managing Director Eni México, S.De R.L. De C.V. | May 13, 2020 | Eni shares | 5,544 | 30/11/20 | n.a. | 8.303 | 3 years |
| Vittorio D'Ecclesiis | Vice President Eni Finance International SA | May 13, 2020 | Eni shares | 8,103 | 30/11/20 | n.a. | 8.303 | 3 years |
| Massimiliano Del Moro | Chairman and CEO Eni Fuel SpA | May 13, 2020 | Eni shares | 3,777 | 30/11/20 | n.a. | 8.303 | 3 years |
| Daniel Fava | Directeur General Eni Gas & Power France SA | May 13, 2020 | Eni shares | 7,860 | 30/11/20 | n.a. | 8.303 | 3 years |
| Ernesto Formichella | Managing Director Banque Eni SA | May 13, 2020 | Eni shares | 6,397 | 30/11/20 | n.a. | 8.303 | 3 years |
| Alessandro Gelmetti | Managing Director Eni Myanmar BV | May 13, 2020 | Eni shares | 4,082 | 30/11/20 | n.a. | 8.303 | 3 years |
| Paolo Grossi | CEO Eni Rewind SpA | May 13, 2020 | Eni shares | 16,268 | 30/11/20 | n.a. | 8.303 | 3 years |
| Pietro Guarnieri | Managing Director Eni Abu Dhabi BV | May 13, 2020 | Eni shares | 12,490 | 30/11/20 | n.a. | 8.303 | 3 years |

Letter from the Chairwoman | Foreword | Executive Summary | Section I | **Section II** | Annex

66

## TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999
**REMUNERATION PLANS BASED ON FINANCIAL INSTRUMENTS**

| | | FRAME 1 | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | | FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS | | | | | | |
| | | Section 2<br>Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting | | | | | | |
| Name or category | Position(*) (to be specified only for individuals listed by name) | Date of shareholders' resolution | Type of financial instruments | Number of financial instruments | Assignment date | Purchase price of the instruments | Market price at the time of assignment (euro) | Vesting period |
| Giuseppe La Scola | Chairman & General Manager Versalis Pacific Trading | May 13, 2020 | Eni shares | 5,605 | 30/11/20 | n.a. | 8.303 | 3 years |
| Stefano Leofreddi | CEO Serfactoring SpA | May 13, 2020 | Eni shares | 4,874 | 30/11/20 | n.a. | 8.303 | 3 years |
| Massimo Lo Faso | CEO Raffineria di Gela SpA | May 13, 2020 | Eni shares | 3,838 | 30/11/20 | n.a. | 8.303 | 3 years |
| Giuseppe Macchia | CEO Agenzia Giornalistica Italia SpA | May 13, 2020 | Eni shares | 4,143 | 30/11/20 | n.a. | 8.303 | 3 years |
| Carmine Masullo | Chairman & Managing Director Versalis International SA | May 13, 2020 | Eni shares | 7,921 | 30/11/20 | n.a. | 8.303 | 3 years |
| Paolo Morandotti | Chairman and CEO Eni Iberia SLU | May 13, 2020 | Eni shares | 7,372 | 30/11/20 | n.a. | 8.303 | 3 years |
| Giuseppe Moscato | Directeur General Eni Tunisia BV | May 13, 2020 | Eni shares | 6,885 | 30/11/20 | n.a. | 8.303 | 3 years |
| Biagio Pietraroia | Managing Director and Resident Manager Agip Karachaganak BV | May 13, 2020 | Eni shares | 6,763 | 30/11/20 | n.a. | 8.303 | 3 years |
| Diego Portoghese | Managing Director Eni Muara Bakau BV | May 13, 2020 | Eni shares | 3,473 | 30/11/20 | n.a. | 8.303 | 3 years |
| Stefano Quartullo | CEO Eni Deutschland Gmbh | May 13, 2020 | Eni shares | 4,204 | 30/11/20 | n.a. | 8.303 | 3 years |
| Paolo Repetti | CEO Eniservizi SpA | May 13, 2020 | Eni shares | 9,322 | 30/11/20 | n.a. | 8.303 | 3 years |
| Marco Rotondi | Directeur General Eni Congo SA | May 13, 2020 | Eni shares | 6,154 | 30/11/20 | n.a. | 8.303 | 3 years |
| Mauro Russo | Chairman and CEO Ecofuel SpA | May 13, 2020 | Eni shares | 6,093 | 30/11/20 | n.a. | 8.303 | 3 years |
| Loris Tealdi | Chairman and CEO Eni Us Operating Co. Inc. | May 13, 2020 | Eni shares | 6,641 | 30/11/20 | n.a. | 8.303 | 3 years |
| Andrea Tomasino | Chairman & Managing Director Versalis UK | May 13, 2020 | Eni shares | 2,681 | 30/11/20 | n.a. | 8.303 | 3 years |
| Enrico Trovato | Managing Director Eni Pakistan Ltd | May 13, 2020 | Eni shares | 3,473 | 30/11/20 | n.a. | 8.303 | 3 years |
| Giuseppe Valenti | Managing Director Eni Ghana Exploration and Production Ltd | May 13, 2020 | Eni shares | 6,276 | 30/11/20 | n.a. | 8.303 | 3 years |
| Marco Volpati | Managing Director Eni International Resources Ltd | May 13, 2020 | Eni shares | 6,276 | 30/11/20 | n.a. | 8.303 | 3 years |
| Paolo Zuccarini | Chairman Versalis France SAS | May 13, 2020 | Eni shares | 6,093 | 30/11/20 | n.a. | 8.303 | 3 years |
| Other managers with strategic responsibilities Eni(2) | 15 managers | May 13, 2020 | Eni shares | 417,718 | 30/11/20 | n.a. | 8.303 | 3 years |
| Other managers | 313 managers | May 13, 2020 | Eni shares | 1,941,673 | 30/11/20 | n.a. | 8.303 | 3 years |

(*) Does not include the number of shares assigned to the Chairman and CEO of Eni Next Ltc, since the manager terminated employement on 31 December 2020 losing any rights to the assignement of shares.

(1) Number of shares assigned with resolution of the Board of Directors of 28 October 2020.

(2) Other managers who, at time of assignment and together with the Chief Executive Officer, were permanent members of the Company's Management Committee or reported directly to the CEO.

**Eni** Report on remuneration policy and remuneration paid 2021

67

# Annex: charts and tables

## LIST OF CHARTS

| | | |
|---|---|---|
| Chart 1 | Total Shareholder Return (Eni vs. Peer Group and benchmark Stock Market Indices ) | 10 |
| Chart 2 | Total Recordable Injury Rate (TRIR) and Severity Incident Rate (SIR) | 11 |
| Chart 3 | Greenhouse Gas emissions/Gross Hydrocarbon production on operated basis ( UPS ) | 11 |
| Chart 4 | 2017-2019 Total average remuneration | 18 |
| Chart 5 | 2017-2019 Average market capitalisation | 18 |
| Chart 6 | Pay for performance analysis | 19 |
| Chart 7 | 2016-2020 Results of shareholders' vote on Eni Remuneration policy | 20 |
| Chart 8 | 2016-2020 Results of shareholders' vote on Eni Remuneration paid | 21 |
| Chart 9 | Annual engagement plan | 23 |
| Chart 10 | Composition of the Committee | 24 |
| Chart 11 | Total incentive multiplier | 37 |
| Chart 12 | Deferred incentive timeline | 38 |
| Chart 13 | Deferred incentive multiplier | 38 |
| Chart 14 | LTI share-based plan timeline | 39 |
| Chart 15 | Performance scale - multiplier for absolute parameters | 41 |
| Chart 16 | Pay mix AD | 42 |
| Chart 17 | Pay mix DIRS | 45 |

## LIST OF TABLES

| | | |
|---|---|---|
| Table 1 | Pay ratio CEO/GM vs. employee median | 12 |
| Table 2 | Gender pay ratio | 12 |
| Table 3 | Minimum salaries | 13 |
| Table 4 | Alignment with strategy | 15 |
| Table 5 | Remuneration policy summary 2020-2023 | 16 |
| Table 6 | Peer Group | 19 |
| Table 7 | 2021 Targets for the Short-Term Incentive plan with deferral 2022 | 35 |
| Table 8 | Levels of annual payable incentive | 37 |
| Table 9 | Levels of payable deferred incentive | 38 |
| Table 10 | 2020-2022 LTI Share-based Plan 2021 award - Absolute targets | 40 |
| Table 11 | Performance scale - multiplier | 41 |
| Table 12 | Value levels of grantable shares | 41 |
| Table 13 | Remuneration paid to the CEO/GM in 2019-2020 (thousands of euros) | 48 |
| Table 14 | Verification of 2020 objectives | 49 |
| Table 15 | Final multiplier of the 2018 STI deferred portion accrued in 2018-2020 | 50 |
| Table 16 | Partial multiplier of the LTI share Plan 2018 accrued in 2018-2020 | 50 |
| Table 17 | Summary of remuneration accrued to the CEO/GM in 2020 | 54 |

68 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex LIST OF CONSOB TABLES Table 1 Remuneration paid to Directors, Statutory Auditors, to the Chief Executive Officer and General Manager, to Chief Operating Officers and to other Managers with strategic responsibilities 58 Table 2 Monetary incentive plans for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities 61 Table 3 Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities 63 Table 4 Shareholdings held by Directors, Statutory Auditors, by the Chief Executive Officer and General Manager, by Chief Operating Officers and by other Managers with strategic responsibilities 64 Table Table No. 1 of Schedule 7 of Annex 3A of Regulation No. 11971/1999 65

Eni SpA

### Headquarters
Piazzale Enrico Mattei, 1 - Rome - Italy
Capital Stock as of December 31, 2020: € 4,005,358,876.00 fully paid
Tax identification number 00484960588

### Branches
Via Emilia, 1 - San Donato Milanese (Milan) - Italy
Piazza Ezio Vanoni, 1 - San Donato Milanese (Milan) - Italy

### Contacts
eni.com
+39-0659821
800940924
segreteriasocietaria.azionisti@eni.com

### Investor Relations
Piazza Ezio Vanoni, 1 - 20097 San Donato Milanese (Milan)
Tel. +39-0252051651 - Fax +39-0252031929
e-mail: investor.relations@eni.com

### Layout and supervision
K-Change - Rome

### Printing
Tipografia Facciotti - Rome - Italy

FSC MIX Paper from responsible sources FSC® C105568

Printed on Fedrigoni Arena paper